                                                                    Exhibit 4.1
                                                                 EXECUTION COPY



===============================================================================


                      GREENPOINT MORTGAGE SECURITIES INC.,
                                    Sponsor,

                       GREENPOINT MORTGAGE FUNDING, INC.,
                                    Servicer,

                    GREENPOINT HOME EQUITY LOAN TRUST 2001-2,
                                     Issuer,


                                       and


                              THE BANK OF NEW YORK,
                                Indenture Trustee

                             -----------------------

                          SALE AND SERVICING AGREEMENT

                          Dated as of November 1, 2001

                             ----------------------


                        Variable Rate Asset-Backed Notes
                              Class S Certificates



                                  Series 2001-2


===============================================================================

                                TABLE OF CONTENTS


                                                                                                                     Page
ARTICLE I DEFINITIONS.............................................................................................      1
       Section 1.01. Definitions..................................................................................      1
       Section 1.02. Other Definitional Provisions................................................................      1
       Section 1.03. Interest Calculations........................................................................      2

ARTICLE II Conveyance of Mortgage Loans; Original Issuance of Notes; Tax Treatment................................      2
       Section 2.01. Conveyance of Mortgage Loans; Retention of Obligation to Fund Advances
                          Under Credit Line Agreements............................................................      2
       Section 2.02. Further Encumbrance of Trust Property........................................................      7
       Section 2.03. Acceptance by Indenture Trustee; Certain Substitution of Mortgage Loans......................      7
       Section 2.04. Representations and Warranties Regarding the Servicer and the Sponsor........................      9
       Section 2.05. Representations and Warranties of the Sponsor Regarding the Mortgage
                          Loans; Removal of Certain Mortgage Loans................................................     11
       Section 2.06. Covenants of the Sponsor.....................................................................     26
       Section 2.07. Removal of Mortgage Loans at Election of Issuer..............................................     27
       Section 2.08. Execution and Authentication of Notes........................................................     28
       Section 2.09. Tax Treatment................................................................................     28
       Section 2.10. Conveyance of the Subsequent Mortgage Loans..................................................     29

ARTICLE III Administration and Servicing of Mortgage Loans........................................................     31
       Section 3.01. The Servicer.................................................................................     31
       Section 3.02. Collection of Certain Mortgage Loan Payments.................................................     33
       Section 3.03. Withdrawals from the Collection Account......................................................     34
       Section 3.04. Maintenance of Hazard Insurance; Property Protection Expenses................................     35
       Section 3.05. Assumption and Modification Agreements.......................................................     36
       Section 3.06. Realization Upon Defaulted Mortgage Loans; Repurchase of Certain Mortgage
                          Loans...................................................................................     36
       Section 3.07. Indenture Trustee to Cooperate...............................................................     37
       Section 3.08. Servicing Compensation; Payment of Certain Expenses by Servicer..............................     38
       Section 3.09. Annual Statement as to Compliance............................................................     38
       Section 3.10. Annual Servicing Report......................................................................     38
       Section 3.11. Annual Opinion of Counsel....................................................................     39
       Section 3.12. Access to Certain Documentation and Information Regarding the Mortgage
                          Loans...................................................................................     39
       Section 3.13. Maintenance of Certain Servicing Insurance Policies..........................................     39
       Section 3.14. Reports to the SEC...........................................................................     40
       Section 3.15. Tax Returns..................................................................................     40



       Section 3.16. Information Required by the Internal Revenue Service Generally and Reports
                          of Foreclosures and Abandonments of Mortgaged Property..................................     40
       Section 3.17. Reporting Requirements.......................................................................     41
       Section 3.18. Matters Relating to MERS Loans...............................................................     41

ARTICLE IV SERVICING CERTIFICATE..................................................................................     42
       Section 4.01. Servicing Certificate........................................................................     42
       Section 4.02. Reserved.....................................................................................     43
       Section 4.03. Reserved.....................................................................................     43
       Section 4.04. Loan Data Remittance Report..................................................................     43
       Section 4.05. Reserve Fund.................................................................................     43

ARTICLE V The Servicer and the Sponsor............................................................................     43
       Section 5.01. Liability of the Servicer and the Sponsor....................................................     43
       Section 5.02. Merger or Consolidation of, or Assumption of the Obligations of, the
                          Servicer or the Sponsor.................................................................     44
       Section 5.03. Limitation on Liability of the Servicer and Others...........................................     44
       Section 5.04. Servicer Not to Resign.......................................................................     45
       Section 5.05. Delegation of Duties.........................................................................     45
       Section 5.06. Indemnification of the Trust by the Servicer.................................................     45
       Section 5.07. Indemnification of the Trust by the Sponsor..................................................     46
       Section 5.08. Limitation on Liability of the Sponsor.......................................................     47

ARTICLE VI Servicing Termination..................................................................................     47
       Section 6.01. Events of Servicing Termination..............................................................     47
       Section 6.02. Indenture Trustee to Act; Appointment of Successor...........................................     50
       Section 6.03. Notification to Noteholders and Residual Certificateholders..................................     51

ARTICLE VII Termination...........................................................................................     52
       Section 7.01. Termination..................................................................................     52

ARTICLE VIII Administrative Duties of the Servicer................................................................     53
       Section 8.01. Administrative Duties........................................................................     53
       Section 8.02. Records......................................................................................     55
       Section 8.03. Additional Information to be Furnished to the Issuer.........................................     55

ARTICLE IX Miscellaneous Provisions...............................................................................     56
       Section 9.01. Amendment....................................................................................     56
       Section 9.02. Recordation of Agreement.....................................................................     57
       Section 9.03. Limitation on Rights of Noteholders and Class S Certificateholders...........................     57
       Section 9.04. Governing Law................................................................................     58
       Section 9.05. Notices......................................................................................     58
       Section 9.06. Severability of Provisions...................................................................     59
       Section 9.07. Assignment...................................................................................     59
       Section 9.08. Third-Party Beneficiaries....................................................................     59



       Section 9.09. Counterparts.................................................................................     59
       Section 9.10. Effect of Headings and Table of Contents.....................................................     59
       Section 9.11. Insurance Agreement..........................................................................     59
       Section 9.12. Nonpetition Covenant.........................................................................     59


EXHIBITS

EXHIBIT A:  MORTGAGE LOAN SCHEDULE.....................................     A-1

EXHIBIT B:  FORM OF OPINION OF COUNSEL.................................     B-1

EXHIBIT C-1:  OFFICER'S CERTIFICATE:  PERMANENT RELEASE................     C-1

EXHIBIT C-2:  OFFICER'S CERTIFICATE: TEMPORARY RELEASE.................     C-2

EXHIBIT D:  FORM OF CREDIT LINE AGREEMENT..............................     D-1

EXHIBIT E:  FORM OF MORTGAGE NOTE (SECOND LIEN)........................     E-1

EXHIBIT F:   FORM OF CERTIFICATE: LOAN LEVEL REPORTING.................     F-1

                  SALE AND SERVICING AGREEMENT, dated as of November 1, 2001, (the "Agreement") among GREENPOINT HOME EQUITY LOAN TRUST 2001-2, a Delaware business trust (the "Issuer" or "Trust"), GREENPOINT MORTGAGE SECURITIES INC., a Delaware corporation (the "Sponsor"), GREENPOINT MORTGAGE FUNDING, INC., a New York corporation (the "Servicer"), and THE BANK OF NEW YORK, a New York banking corporation, as Indenture Trustee (the "Indenture Trustee").

                  WHEREAS, the Issuer desires to purchase a portfolio of Initial Mortgage Loans arising in connection with Loan Agreements acquired by GreenPoint Mortgage Funding, Inc.;

                  WHEREAS, the Sponsor has purchased such Initial Mortgage Loans from GreenPoint Mortgage Funding, Inc. and is willing to sell such Mortgage Loans to the Issuer;

                  WHEREAS, the Issuer desires to purchase Subsequent Mortgage Loans arising in connection with Loan Agreements to be acquired by GreenPoint Mortgage Funding, Inc.;

                  WHEREAS, the Sponsor has an agreement to purchase such Subsequent Mortgage Loans from GreenPoint Mortgage Funding, Inc. and is willing to sell such Subsequent Mortgage Loans to the Issuer;

                  WHEREAS, such Initial Mortgage Loans and certain Subsequent Mortgage Loans consist of certain home equity revolving lines of credit (the "HELOC Mortgage Loans") and certain Subsequent Mortgage Loans may consist of certain second lien, closed-end mortgage loans (the "Closed End Mortgage Loans");

                  WHEREAS, the Servicer is willing to service all such Mortgage Loans;

                  NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, the parties hereto agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

         Section 1.01. Definitions. All capitalized terms used in this Agreement and not otherwise defined herein, shall have the meanings assigned thereto in Annex A to the Indenture dated as of November 1, 2001, between the Issuer and the Indenture Trustee, as the same may be amended and supplemented from time to time.

         Section 1.02. Other Definitional Provisions.

         (a) All terms defined in this Agreement shall have the defined meanings when used in any instrument governed hereby and in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

         (b) As used in this Agreement, in any instrument governed hereby and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such instrument, certificate or other document, and accounting terms partly defined in this Agreement or in any such instrument, certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles as in effect on the date of this Agreement or any such instrument, certificate or other document, as applicable. To the extent that the definitions of accounting terms in this Agreement or in any such instrument, certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such instrument, certificate or other document shall control.

         (c) Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

         Section 1.03. Interest Calculations. All calculations of interest hereunder that are made in respect of the Principal Balance of a Mortgage Loan shall be made on a daily basis using a 365-day year. All calculations of interest on the Notes shall be made on the basis of the actual number of days in an Interest Accrual Period and a year assumed to consist of 360 days. The calculation of the Servicing Fee shall be made on the basis of a 360-day year consisting of twelve 30-day months. All dollar amounts calculated hereunder shall be rounded to the nearest penny with one-half of one penny being rounded down.

                                   ARTICLE II

                          Conveyance of Mortgage Loans;
                           Original Issuance of Notes;
                                  Tax Treatment

         Section 2.01. Conveyance of Mortgage Loans; Retention of Obligation to Fund Advances Under Credit Line Agreements.

         (a) In consideration of the Issuer's delivery to or upon the order of the Sponsor on the Closing Date of the net proceeds from the sale of the Notes, the Class S Certificates and the Residual Certificates and the other amounts to be distributed from time to time to the Sponsor in accordance with the terms of this Agreement, the Sponsor, concurrently with the execution and delivery of this Agreement, hereby sells, transfers, assigns, sets over and otherwise conveys to the Issuer, without recourse (subject to Sections 2.03, 2.05 and 2.07), all of its right, title and interest in and to (i) each Initial Mortgage Loan, including its Principal Balance (including any Additional Balances related thereto) and all collections in respect thereof received after the Initial Cut-Off Date (excluding Interest Collection due on or prior to the Initial Cut-Off Date); (ii) each Subsequent Mortgage Loan (including any Additional Balances related thereto) and all collections in respect thereof received after the related Subsequent Cut-Off Date (excluding Interest Collections due on or prior to such related Subsequent Cut-Off Date); (iii) property that secured a Mortgage Loan that is acquired by foreclosure or deed in lieu of foreclosure;
(iv) all of the Sponsor's rights under the Purchase Agreement (including all representations and warranties of the Seller contained therein); (v) the Sponsor's rights under the hazard insurance policies; (vi) the Reserve Fund; (vii) the Policy; (vii) the Pre-Funding Account and the Collection Account; and (viii) any proceeds of the foregoing and any other Trust Property and all other assets included or to be included in the Trust for the benefit of Noteholders, the Class S Certificateholders, the Residual Certificateholders and the Insurer; provided, however, neither the Indenture Trustee nor the Trust assumes or shall assume the obligation under any Credit Line Agreement that provides for the funding of future advances to the Mortgagor thereunder, and neither the Trust nor the Indenture Trustee shall be obligated or permitted to fund any such future advances. With respect to the HELOC Mortgage Loans, Additional Balances shall be part of the related Principal Balance and are hereby transferred to the Trust on the Closing Date pursuant to this Section 2.01, and therefore part of the Trust Property. On or prior to the Closing Date, the Sponsor shall cause the Insurer to deliver the Policy to the Indenture Trustee for the benefit of the Noteholders and the Class S Certificateholders. It is the intention of the Sponsor that the transfer and assignment contemplated by this Agreement shall constitute a sale of the Mortgage Loans and other Trust Property from the Sponsor to the Issuer and that such sale should constitute a valid transfer and assignment of the Mortgage Loans and other Trust Property to the Issuer and the beneficial interest in and title to the Mortgage Loans and the other Trust Property shall not be part of the Sponsor's estate in the event of the filing of a bankruptcy petition by or against the Sponsor under any bankruptcy law. In the event that, notwithstanding the intent of the Sponsor, the transfer and assignment contemplated hereby is held not to be a sale, this Agreement shall constitute a grant of a security interest in the property referred to in this Section 2.01 for the benefit of the Noteholders, the Residual Certificateholders and the Insurer. To the extent that the fair market value of any Additional Balance or Subsequent Mortgage Loan sold by the Sponsor to the Issuer is greater than the cash consideration paid by the Issuer for such Additional Balance or Subsequent Mortgage Loan, the difference between such fair market value and the amount of such cash consideration shall be deemed to be a capital contribution made to the Issuer by the Sponsor. To the extent that the Sponsor receives cash consideration for the entire fair market value of such Additional Balance on any future date, any corresponding capital contribution that had previously been deemed to have been made to the Issuer by the Sponsor shall be deemed to have been redeemed.

         (b) Each of the Servicer and the Sponsor agrees to take or cause to be taken such actions and execute such documents (including, without limitation, the filing of all necessary continuation statements for the UCC-1 financing statements filed in the States of California, Delaware and New York, respectively, which shall have been filed on or as of the Closing Date) describing the Cut-Off Date Principal Balances and Additional Balances and naming (i) the Servicer as debtor and the Sponsor as secured party, and (ii) the Sponsor as debtor and the Issuer as secured party and any amendments to UCC-1 financing statements required to reflect a change in the name or corporate structure of the Issuer, the Servicer or the Sponsor or the filing of any additional UCC-1 financing statements due to the change in the principal office of the Servicer or the Sponsor (within 10 days of any event necessitating such filing) as are necessary to perfect and protect the Noteholders', the Class S Certificateholders' and the Insurer's interests in each Cut-Off Date Principal Balance and Additional Balance and the proceeds thereof (other than maintaining possession by the Indenture Trustee of the Mortgage Loans and the Mortgage Files).

         (c) In connection with such transfer and assignment, the Servicer shall deliver to the Custodian on behalf of the Indenture Trustee the following documents or instruments (each a "Related Document" and together for each Mortgage Loan, the "Mortgage File") with respect to each Initial Mortgage Loan on the Closing Date and will deliver with respect to each Subsequent Mortgage Loan, on the related Subsequent Transfer Date:

                  (i) the original Mortgage Note endorsed in blank or endorsed with the following: "GreenPoint Mortgage Funding, Inc. to the GreenPoint Home Equity Loan Trust 2001-2, by The Bank of New York, as trustee, for the Home Equity Loan-Backed Notes, Series 2001-2 without recourse", and with respect to any HELOC Mortgage Loan, the original Credit Line Agreement;

                  (ii) for each Mortgage Loan that is not a MERS Mortgage Loan, an unsigned and un-notarized but otherwise complete original Assignment of Mortgage in blank;

                  (iii) (A) for each Mortgage Loan that is not a MERS Mortgage Loan, the original recorded Mortgage or, if in connection with any Mortgage Loan, the original recorded Mortgage with evidence of recording thereon cannot be delivered on or prior to the Closing Date because of a delay caused by the public recording office where such original Mortgage has been delivered for recordation or because such original Mortgage has been lost, the Sponsor shall deliver or cause to be delivered to the Indenture Trustee, a true and correct copy of such Mortgage, together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate of the Sponsor stating that such original Mortgage has been dispatched to the appropriate public recording official or (ii) in the case of an original Mortgage that has been lost, a certificate by the appropriate county recording office where such Mortgage is recorded, and (B) in the case of each MERS Mortgage Loan, the original Mortgage, noting the presence of the "Mortgage Identification Number" of such MERS Mortgage Loan;

                  (iv) if applicable, the original intervening assignments, if any ("Intervening Assignments"), with evidence of recording thereon, showing a complete chain of title to the Mortgage from the originator to the Indenture Trustee or, if any such original Intervening Assignment has not been returned from the applicable recording office or has been lost, a true and correct copy thereof, together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate of the Sponsor stating that such original Intervening Assignment has been dispatched to the appropriate public recording official for recordation or (ii) in the case of an original Intervening Assignment that has been lost, a certificate by the appropriate county recording office where such Mortgage is recorded;

                  (v) either a title policy or guaranty title with respect to the related Mortgaged Property;

                  (vi) the original of any guaranty executed in connection with the Mortgage Note;

                  (vii) the original of each assumption, modification, consolidation or substitution agreement, if any, relating to the Mortgage Loans; and

                  (viii) any security agreement, chattel mortgage or equivalent instrument executed in connection with the Mortgage.

         The Sponsor hereby confirms to the Indenture Trustee that it has caused the portions of the Electronic Ledgers relating to the Initial Mortgage Loans as of the Closing Date, and that it will cause such Electronic Ledgers with respect to each Subsequent Mortgage Loans as of the related Subsequent Transfer Date, to be clearly and unambiguously marked, and has made, or will make, the appropriate entries in its general accounting records to indicate that such Mortgage Loans have been transferred to the Trust. The Servicer hereby confirms to the Indenture Trustee that it has clearly and unambiguously made appropriate entries in its general accounting records indicating that such Mortgage Loans constitute part of the Trust and are serviced by it on behalf of the Trust in accordance with the terms hereof. The Servicer hereby confirms to the Indenture Trustee that it will clearly and unambiguously make appropriate entries in its general accounting records indicating that each Subsequent Mortgage Loan constitutes part of the Trust and is serviced by it on behalf of the Trust in accordance with the terms hereof as of the related Subsequent Transfer Date.

         (d) Notwithstanding the characterization of the Notes as debt for Federal, state and local income and franchise tax purposes, the parties hereto intend to treat the transfer of the Mortgage Loans to the Trust as provided herein as a sale, for certain non-tax purposes, of all the Sponsor's right, title and interest in and to the Mortgage Loans, whether now existing or hereafter created, and the other property described above and all proceeds thereof. In the event such transfer is deemed not to be a sale for such purposes, the Sponsor grants to the Trust, a security interest in all of such party's right, title and interest in, to and under the Mortgage Loans, whether now existing or hereafter created, and the other property described above and all proceeds thereof; and this Agreement shall constitute a security agreement under applicable law.

         (e) Within 90 days following delivery of the Mortgage Files to the Custodian on behalf of the Indenture Trustee pursuant to this Section, the Indenture Trustee shall cause the Custodian to review on its behalf or the Indenture Trustee shall review each such Mortgage File to ascertain that all required documents set forth in this Section 2.01 have been executed and received, and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule and in so doing the Custodian on behalf of the Indenture Trustee and/or the Indenture Trustee may rely on the purported due execution and genuineness of any signature thereon. If within such 90-day period the Custodian on behalf of the Indenture Trustee and/or the Indenture Trustee finds any document constituting a part of a Mortgage File not to have been executed or received or to be unrelated to the Mortgage Loans identified in said Mortgage Loan Schedule or, if in the course of its review, the Custodian on behalf of the Indenture Trustee and/or the Indenture Trustee determines that such Mortgage File is otherwise defective in any material respect, the Indenture Trustee shall promptly upon the conclusion of its review or the Custodian's review on its behalf notify the Sponsor and the Insurer, and the Sponsor shall have a period of 90 days after such notice within which to correct or cure any such defect. Upon the completion of its 90-day review, the Custodian on behalf of the Indenture Trustee and/or the Indenture Trustee shall also notify the Insurer of any Mortgage File with respect to which it has been delivered any items other than the original recorded Mortgage with respect to Section 2.01(c)(iii).

         Neither the Custodian on behalf of the Indenture Trustee nor the Indenture Trustee shall have any responsibility for reviewing any Mortgage File except as expressly provided in this Section 2.01. In reviewing any Mortgage File pursuant to this Section, the Indenture Trustee and the Custodian on behalf of the Indenture Trustee shall have no responsibility for determining whether any document is valid and binding, whether the text of any assignment or endorsement is in proper or recordable form (except, if applicable, to determine if the Indenture Trustee is the assignee or endorsee), whether any document has been recorded in accordance with the requirements of any applicable jurisdiction, or whether a blanket assignment is permitted in any applicable jurisdiction, whether any Person executing any document is authorized to do so or whether any signature thereon is genuine, but shall only be required to determine whether a document has been executed, that it appears to be what it purports to be, and, where applicable, that it purports to be recorded.

         Upon its receipt of written notice from the Servicer or the Insurer that a Recordation Event has occurred the Indenture Trustee shall take all necessary steps to prepare and submit for recordation an Assignment of Mortgage (or a blanket Assignment of Mortgage covering multiple Mortgage Loans if the same is permitted in any applicable jurisdiction) at the expense of the Servicer or, if the Servicer fails to pay such amounts or is no longer a party hereto, pursuant to Section 8.7(d)(xii) of the Indenture.

         (f) The Sponsor shall sell, assign, transfer, set over and otherwise convey without recourse to the Indenture Trustee all right, title and interest of the Sponsor in and to any Eligible Substitute Mortgage Loan delivered to the Indenture Trustee on behalf of the Trust by the Sponsor pursuant to Section 2.03 or Section 2.05 hereof and all its right, title and interest to principal collected and interest accruing on such Eligible Substitute Mortgage Loan on and after the applicable Substitute Cut-Off Date; provided, however, that the Sponsor shall reserve and retain all right, title and interest in and to payments of interest due on such Eligible Substitute Mortgage Loan prior to the applicable Substitute Cut-Off Date; provided, further, that neither the Trust nor the Indenture Trustee shall be obligated to fund any future advances to the related Mortgagor under such Eligible Substitute Mortgage Loan.

         In connection with any transfer and assignment of an Eligible Substitute Mortgage Loan to the Indenture Trustee on behalf of the Trust, the Sponsor agrees to cause to be delivered to the Custodian on behalf of the Indenture Trustee the items described in Section 2.01(c) on the date of such transfer and assignment or, if a later delivery time is permitted by Section 2.01(c), then no later than such later delivery time.

         (g) Each Defective Mortgage Loan that is required to be repurchased or substituted pursuant to the provisions this Agreement or the Purchase Agreement shall, upon such repurchase or substitution in accordance with the provisions hereof, be released from the Trust and from the lien created by the Indenture. As to each Mortgage Loan released from the Trust in connection with the repurchase thereof or the conveyance of an Eligible Substitute Mortgage Loan therefor, the Indenture Trustee will transfer, assign, set over and otherwise convey without recourse, to or upon the order of the Sponsor, all of its right, title and interest in and to such released Mortgage Loan and all the Trust's right title and interest to principal collected and interest accruing on such released Mortgage Loan on and after the first day of the calendar month in which such Mortgage Loan is released; provided, however, that the Trust shall reserve and retain all right, title and interest in and to payments of principal and interest collected on such released Mortgage Loan prior to such date.

         Section 2.02. Further Encumbrance of Trust Property.

         (a) Immediately upon the conveyance to the Trust by the Sponsor of any item of the Trust Property pursuant to Section 2.01, all right, title and interest of the Sponsor in and to such item of Trust Property shall terminate, and all such right, title and interest shall vest in the Trust, in accordance with the Trust Agreement and Sections 3802 and 3805 of the Delaware Business Trust Act (12 Del. Code, ss. 3801 et seq.).

         (b) Immediately upon the vesting of the Trust Property in the Trust, the Trust shall have the sole right to pledge or otherwise encumber, such Trust Property. Pursuant to the Indenture and contemporaneously with such property vesting in the Trust pursuant to (a) above, the Trust shall grant a security interest in the Trust Property to secure the repayment of the Issuer Secured Obligations. The Residual Certificates shall represent the beneficial ownership interest in the Trust Property, and the Residual Certificateholders shall be entitled to receive distributions with respect thereto as set forth herein.

         (c) Prior to the payment in full on the Notes and the Class S Certificates, the payment of all amounts due to the Insurer under the Insurance Agreement, the termination of the Policy (as defined therein) and the surrender of the Policy by the Indenture Trustee to the Insurer, the Indenture Trustee shall hold the Trust Property on behalf of the Issuer Secured Parties. Following the payment in full of the Notes and the Class S Certificates, the payment of all amounts due to the Insurer under the Insurance Agreement, and the release and discharge of the Indenture, all covenants of the Issuer under Article III of the Indenture shall, until payment in full of the Residual Certificates, remain as covenants of the Issuer for the benefit of the Residual Certificateholders, enforceable by the Residual Certificateholders to the same extent as such covenants were enforceable by the Insurer, the Noteholders and the Class S Certificateholders prior to the discharge of the Indenture. Any rights of the Indenture Trustee under Article III of the Indenture, following the discharge of the Indenture, shall vest in the Residual Certificateholders.

         Section 2.03. Acceptance by Indenture Trustee; Certain Substitution of Mortgage Loans.

         (a) The Indenture Trustee shall, at such time as there are no Notes or Class S Certificates outstanding and all sums due to (i) the Indenture Trustee or any agent or counsel thereof pursuant to the Indenture, (ii) the Indenture Trustee pursuant to this Agreement and (iii) the Insurer pursuant to the Insurance Agreement have been paid, release any remaining portion of the Trust Property to the Sponsor.

         (b) The Issuer hereby acknowledges its receipt of the Policy and the Mortgage Loans, and declares that the Indenture Trustee holds and will hold such instruments, and to the extent that any documents are delivered to it pursuant to Section 2.01, will hold such documents, and all amounts received by it thereunder and hereunder, in trust, upon the terms herein set forth, for the use and benefit of all present and future Noteholders, Class S Certificateholders and the Insurer. If the time to cure any defect in respect of any Mortgage Loan of which the Indenture Trustee or the Insurer has notified the Sponsor following the review pursuant to Section 2.01 has expired or if at any time any loss is suffered by the Issuer or the Indenture Trustee on behalf of the Noteholders, the Class S Certificateholders or the Insurer, in respect of any Mortgage Loan as a result of (i) a defect in any document constituting a part of its Mortgage File or (ii) an Assignment of Mortgage to the Indenture Trustee not having been recorded as required by Section 2.01, then on the next succeeding Business Day, the Indenture Trustee shall (i) substitute in lieu of such Mortgage Loan all Eligible Substitute Mortgage Loans and, deliver the Substitution Amount applicable thereto to the Servicer for deposit in the Collection Account or (ii) purchase such Mortgage Loan at a purchase price equal to the Loan Purchase Price thereof, which purchase price shall be delivered to the Servicer for deposit in the Collection Account. Upon receipt of any Mortgage Loan or of written notification signed by a Servicing Officer to the effect that the Loan Purchase Price in respect of a Defective Mortgage Loan has been deposited into the Collection Account, then as promptly as practicable, the Indenture Trustee shall execute such documents and instruments of transfer presented by the Sponsor, in each case without recourse, representation or warranty, and take such other actions as shall reasonably be requested by the Sponsor to effect such transfer by the Trust of such Defective Mortgage Loan pursuant to this Section. It is understood and agreed that the obligation of the Sponsor to accept a transfer of a Defective Mortgage Loan and to either convey an Eligible Substitute Mortgage Loan or to make a deposit of any related Loan Purchase Price into the Collection Account shall constitute the sole remedy respecting such defect available to Noteholders and the Indenture Trustee against the Sponsor.

         (c) As to any Eligible Substitute Mortgage Loan, the Sponsor shall, if required to deliver any such Eligible Substitute Mortgage Loan, deliver to the Custodian on behalf of the Indenture Trustee with respect to such Eligible Substitute Mortgage Loan such documents and agreements as are required to be held by the Indenture Trustee in accordance with Section 2.01. For any Collection Period during which the Sponsor substitutes one or more Eligible Substitute Mortgage Loans, the Servicer shall determine the Substitution Amount which amount shall be deposited by the Sponsor in the Collection Account at the time of substitution. All amounts received in respect of the Eligible Substitute Mortgage Loan during the Collection Period in which the circumstances giving rise to such substitution occur shall not be a part of the Trust and shall not be deposited by the Servicer in the Collection Account. All amounts received by the Servicer during the Collection Period in which the circumstances giving rise to such substitution occur in respect of any Defective Mortgage Loan so removed by the Trust shall be deposited by the Servicer in the Collection Account. Upon such substitution, the Eligible Substitute Mortgage Loan shall be subject to the terms of this Agreement in all respects, and the Sponsor shall be deemed (i) to have made with respect to such Eligible Substitute Mortgage Loan as of the date of substitution, the covenants, representations and warranties set forth in
Section 2.05 and (ii) to have certified that such Mortgage Loan is an Eligible Substitute Mortgage Loan. The procedures applied by the Sponsor in selecting each Eligible Substitute Mortgage Loan shall not be materially adverse to the interests of the Indenture Trustee, the Noteholders or the Insurer.

         The Servicer, promptly following the transfer of a Defective Mortgage Loan from, or an Eligible Substitute Mortgage Loan to, the Trust pursuant to this Section, shall amend the Mortgage Loan Schedule and make appropriate entries in its general account records to reflect such transfer. The Servicer shall, following such transfer, appropriately mark its records to indicate that it is no longer servicing such Mortgage Loan on behalf of the Trust. The Sponsor, promptly following such transfer, shall appropriately mark its Electronic Ledger and make appropriate entries in its general account records to reflect such transfer.

         Section 2.04. Representations and Warranties Regarding the Servicer and the Sponsor.

         (a) The Servicer represents and warrants to the Indenture Trustee and the Insurer that as of the Closing Date and as of each Subsequent Transfer Date:

                  (i) The Servicer is a New York corporation, validly existing and in good standing under the laws of the State of New York, and has the corporate power to own its assets and to transact the business in which it is currently engaged. The Servicer is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the business transacted by it or any properties owned or leased by it requires such qualification and in which the failure so to qualify would have a material adverse effect on the business, properties, assets, or condition (financial or other) of the Servicer;

                  (ii) The Servicer has the power and authority to make, execute, deliver and perform this Agreement and all of the transactions contemplated under this Agreement, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement. When executed and delivered, this Agreement will constitute the legal, valid and binding obligation of the Servicer enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies;

                  (iii) The Servicer is not required to obtain the consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement, except for such consent, license, approval or authorization, or registration or declaration, as shall have been obtained or filed, as the case may be, prior to the Closing Date;

                  (iv) The execution, delivery and performance of this Agreement by the Servicer will not violate any provision of any existing law or regulation or any order or decree of any court applicable to the Servicer or any provision of the Certificate of Incorporation or Bylaws of the Servicer, or constitute a material breach of any mortgage, Indenture, contract or other agreement to which the Servicer is a party or by which the Servicer may be bound;

                  (v) No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending, or to the knowledge of the Servicer threatened, against the Servicer or any of its properties or with respect to this Agreement, the Notes or the Class S Certificates;

                  (vi) The Servicer is solvent and will not be rendered insolvent by the transactions described herein and, after giving effect to the transactions described herein, will not be left with an unreasonably small amount of capital with which to engage in the ordinary course of its business and the Servicer does not intend to incur, nor does the Servicer believe that it has incurred, debts beyond its ability to pay as they mature. The Servicer does not contemplate the commencement of insolvency, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, Indenture Trustee or similar official in respect of the Servicer or any of its respective assets; and

                  (vii) The Servicer is a member of MERS in good standing, and will comply in all material respects with the rules and procedures of MERS in connection with the servicing of the MERS Mortgage Loans for as long as such Mortgage Loans are registered with MERS.

The representations and warranties set forth in this Section 2.04(a) shall survive the sale and assignment of the Mortgage Loans to the Trust. Upon discovery of a breach of any representations and warranties which materially and adversely affects the interests of the Noteholders, the Class S Certificateholders or the Insurer, the person discovering such breach shall give written notice within five (5) days of discovery to the other parties and the Insurer. Within 30 days of its discovery or its receipt of notice of breach, or, with the prior written consent of a Responsible Officer of the Indenture Trustee and the Insurer, such longer period specified in such consent, the Servicer shall cure such breach if such breach is curable and no residual adverse effect would result to the Insurer, the Trust, the Noteholders or the Class S Certificateholders in all material respects.

         (b) The Sponsor represents and warrants to the Indenture Trustee and the Insurer that as of the Closing Date and as of each Subsequent Transfer Date:

                  (i) The Sponsor is a Delaware corporation, validly existing and in good standing under the laws of the State of Delaware, and has the statutory power to own its assets and to transact the business in which it is currently engaged. The Sponsor is duly qualified to do business as a foreign limited liability company and is in good standing in each jurisdiction in which the character of the business transacted by it or any properties owned or leased by it requires such qualification and in which the failure so to qualify would have a material adverse effect on the business, properties, assets, or condition (financial or other) of the Sponsor;

                  (ii) The Sponsor has the power and authority to make, execute, deliver and perform this Agreement and all of the transactions contemplated under this Agreement, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement. When executed and delivered, this Agreement will constitute the legal, valid and binding obligation of the Sponsor enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies;

                  (iii) The Sponsor is not required to obtain the consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement;

                  (iv) The execution, delivery and performance of this Agreement by the Sponsor will not violate any provision of any existing law or regulation or any order or decree of any court applicable to the Sponsor or any provision of the Certificate of Incorporation or bylaws of the Sponsor, or constitute a material breach of any mortgage, Indenture, contract or other agreement to which the Sponsor is a party or by which the Sponsor may be bound;

                  (v) No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending, or to the knowledge of the Sponsor threatened, against the Sponsor or any of its properties or with respect to this Agreement or the Notes; and

                  (vi) The Sponsor is solvent and will not be rendered insolvent by the transactions described herein and, after giving effect to the transactions described herein, will not be left with an unreasonably small amount of capital with which to engage in the ordinary course of its business and the Sponsor does not intend to incur, nor does the Sponsor believe that it has incurred, debts beyond its ability to pay as they mature. The Sponsor does not contemplate the commencement of insolvency, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, Indenture Trustee or similar official in respect of the Sponsor or any of its respective assets.

The representations and warranties set forth in this Section 2.04(b) shall survive the sale and assignment of the Mortgage Loans to the Trust. Upon discovery of a breach of any representations and warranties which materially and adversely affects the interests of the Noteholders, the Class S Certificateholders or the Insurer, the person discovering such breach shall give prompt written notice to the other parties, and the Insurer. Within 30 days of its discovery or its receipt of notice of breach, or, with the prior written consent of a Responsible Officer of the Indenture Trustee and the Insurer, such longer period specified in such consent, the Sponsor shall cure such breach if such breach is curable and no residual adverse effect would result to the Insurer, the Trust, the Noteholders or the Class S Certificateholders in all material respects.

         Section 2.05. Representations and Warranties of the Sponsor Regarding the Mortgage Loans; Removal of Certain Mortgage Loans.

         (a) The Sponsor hereby makes the following representations and warranties on which the Issuer is deemed to have relied in acquiring the Mortgage Loans and upon which the Insurer is deemed to rely in issuing the Policy. Such representations and warranties speak as of the execution and delivery of this Agreement, as of the Closing Date with respect to the Initial Mortgage Loans and as of the related Transfer Date with respect to the Subsequent Mortgage Loans and the Eligible Substitute Mortgage Loans, but shall survive the sale, transfer, and assignment of the Mortgage Loans to the Issuer and the pledge thereof to the Indenture Trustee pursuant to the Indenture,

                  (i) As of the Closing Date with respect to the Initial Mortgage Loans and as of the related Transfer Date with respect to the Subsequent Mortgage Loans and any Eligible Substitute Mortgage Loans and with respect to any HELOC Mortgage Loan, as of the date any Additional Balance is created, the information set forth in the Mortgage Loan Schedule for such Mortgage Loans is true and correct in all material respects;

                  (ii) Each Mortgage Loan is being serviced by the Servicer;

                  (iii) The applicable Cut-Off Date Principal Balance has not been assigned or pledged, and the Sponsor is the sole owner and holder of such Cut-Off Date Principal Balance free and clear of any and all liens, claims, encumbrances, participation interests, equities, pledges, charges or security interests of any nature, and has full right and authority, under all governmental and regulatory bodies having jurisdiction over the ownership of the applicable Mortgage Loans, to sell, assign or transfer the same pursuant to this Agreement and upon its acquisition of the Initial Mortgage Loans, as of the Closing Date, and the Subsequent Mortgage Loans, as of the applicable Transfer Date, the Trust will be the sole owner and holder of such Mortgage Loans free and clear of any and all liens claims, encumbrances, participating interests, equities, pledges, charges, or security interests of any nature;

                  (iv) Except with respect to liens released immediately prior to the transfer herein contemplated, each Credit Line Agreement and each Mortgage Note and related Mortgage has not been assigned or pledged and immediately prior to the transfer and assignment herein contemplated, the Sponsor held good, marketable and indefeasible title to, and was the sole owner and holder of, each Mortgage Loan subject to no liens, charges, mortgages, claims, participation interests, equities, pledges or security interests of any nature, encumbrances or rights of others (collectively, a "Lien"); the Sponsor has full right and authority under all governmental and regulatory bodies having jurisdiction over the Sponsor, subject to no interest or participation of, or agreement with, any party, to sell and assign the same pursuant to this Agreement; and immediately upon the transfers and assignments herein contemplated, the Sponsor shall have transferred all of its right, title and interest in and to each Mortgage Loan and the Trust will hold good, marketable and indefeasible title to, and be the sole owner of, each Mortgage Loan subject to no Liens;

                  (v) As of the Closing Date with respect to the Initial Mortgage Loans and the applicable Transfer Date with respect to any Subsequent Mortgage Loans and any Eligible Substitute Mortgage Loans, the related Mortgage is a valid, enforceable and subsisting first or second lien, as set forth on the Mortgage Loan Schedule with respect to each related Mortgaged Property, and as of the applicable Cut-Off Date the related Mortgaged Property is free and clear of all encumbrances and liens having priority over the first or second lien, as applicable, of such Mortgage except for liens for (i) real estate taxes and special assessments not yet delinquent; (ii) any first mortgage loan secured by such Mortgaged Property and specified on the Mortgage Loan Schedule;
         (iii) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording that are acceptable to mortgage lending institutions generally or specifically reflected in the appraisals; and (iv) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such Mortgage;

                  (vi) As of and after the Closing Date with respect to the Initial Mortgage Loans and as of and after the applicable Transfer Date with respect to any Subsequent Mortgage Loans and any Eligible Substitute Mortgage Loans, there is no valid right to rescission offset, defense (including the defense of usury) or counterclaim of any obligor under any Loan Agreement or Mortgage;

                  (vii) As of the Closing Date with respect to the Initial Mortgage Loans and the applicable Transfer Date with respect to any Subsequent Mortgage Loans and any Eligible Substitute Mortgage Loans, there is no delinquent recording or other tax or fee or assessment lien against any related Mortgaged Property;

                  (viii) As of the Closing Date with respect to the Initial Mortgage Loans and the applicable Transfer Date with respect to any Subsequent Mortgage Loans and any Eligible Substitute Mortgage Loans, there is no proceeding pending or threatened for the total or partial condemnation of any Mortgaged Property, nor is such a proceeding currently occurring, and such property is in good repair and is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, other types of water damage, tornado or other casualty, so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended;

                  (ix) As of the Closing Date with respect to the Initial Mortgage Loans and the applicable Transfer Date with respect to any Subsequent Mortgage Loans and any Eligible Substitute Mortgage Loans, there are no mechanics' or similar liens or claims which have been filed for work, labor or material affecting the related Mortgaged Property which are, or may be, liens prior or equal to the lien of the related Mortgage and no rights are outstanding which could give rise to such liens, except liens which are fully insured against by the title insurance policy or other title protection referred to in clause (xiv);

                  (x) No Minimum Monthly Payment is more than 59 days delinquent (measured on a contractual basis);

                  (xi) As of the Closing Date with respect to the Initial Mortgage Loans and the applicable Transfer Date with respect to any Subsequent Mortgage Loans and any Eligible Substitute Mortgage Loans, for each Mortgage Loan, the related Mortgage File contains each of the documents and instruments specified to be included therein and such Mortgage File has been delivered to the Indenture Trustee;

                  (xii) The related Loan Agreement and the related Mortgage at origination complied in all material respects with applicable local, state and federal laws and regulations, including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, recording or disclosure laws applicable to the Mortgage Loans, and consummation of the transactions contemplated hereby, including without limitation the receipt of interest, will not involve the violation of such laws;

                  (xiii) On the Closing Date with respect to the Initial Mortgage Loans and to the extent not already included in such filing, on the applicable Transfer Date with respect to Subsequent Mortgage Loans and any Eligible Substitute Mortgage Loans, the Sponsor has filed UCC-1 financing statements with respect to such Mortgage Loans;

                  (xiv) A lender's policy of title insurance, expressClose.com lender master protection program (standard mortgage guaranty) or a commitment (binder) to issue the same or an attorney's certificate or opinion of title was effective on the date of the origination of each mortgage loan and each such policy or certificate or opinion of title is valid and remains in full force and effect;

                  (xv) As of the Closing Date with respect to the Initial Mortgage Loans and the applicable Transfer Date with respect to any Subsequent Mortgage Loans and any Eligible Substitute Mortgage Loans, none of the Mortgaged Properties is a mobile home or a manufactured housing unit;

                  (xvi) As of the Initial Cut-Off Date for the Initial Mortgage Loans no more than (a) approximately 0.73% of the Initial Pool I Mortgage Loans (by Initial Pool I Balance) and (b) approximately 0.67% of the Initial Pool II Mortgage Loans (by Initial Pool II Balance) and
         (c) approximately 2.05% of the Initial Pool III Mortgage Loans (by Initial Pool III Balance) are secured by Mortgaged Properties located in one United States postal zip code;

                  (xvii) The Combined Loan-to-Value Ratio for each Initial Pool I Mortgage Loan was not in excess of 100%, the Combined Loan-to-Value Ratio for each Initial Pool II Mortgage Loan was not in excess of 100% and the Combined Loan-to-Value Ratio for each Initial Pool III Mortgage Loan was not in excess of 100%;

                  (xviii) Each Pool I Mortgage Loan conforms to all applicable loan origination standards with respect to loan balances and other items as of the date of origination set forth by the Federal Home Loan Mortgage Corporation.

                  (xix) Each Pool II Mortgage Loan conforms to all applicable loan origination standards with respect to loan balances and other items as of the date of origination set forth by the Federal National Mortgage Association.

                  (xx) No selection procedure that identified the Mortgage Loans as being less desirable or valuable than other comparable mortgage loans originated or acquired by the Sponsor was utilized in selecting the Mortgage Loans for sale to the Trust, provided, however, that the Mortgage Loans were selected from the pool of mortgage loans originated in connection with the Sponsor's mortgage loan origination program;

                  (xxi) The Sponsor has not transferred the Mortgage Loans to the Trust with any intent to hinder, delay or defraud any of its creditors;

                  (xxii) The Minimum Monthly Payment with respect to any Mortgage Loan is not less than the interest accrued at the applicable Loan Rate on the average daily Principal Balance during the interest period relating to the date on which such Minimum Monthly Payment is due;

                  (xxiii) As of the Closing Date with respect to the Initial Mortgage Loans and the applicable Transfer Date with respect to any Subsequent Mortgage Loans and any Eligible Substitute Mortgage Loans, each Loan Agreement and each Mortgage Loan is genuine and is a legal, valid, binding obligation and enforceable obligation of the related Mortgagor, except as the enforceability thereof may be limited by the bankruptcy, insolvency or similar laws affecting creditors' rights generally;

                  (xxiv) As of the Closing Date with respect to the Initial Mortgage Loans and the applicable Transfer Date with respect to any Subsequent Mortgage Loans and any Eligible Substitute Mortgage Loans, there has been no default, breach, violation or event of acceleration of any senior mortgage loan related to a Mortgaged Property that has not been cured by a party other than the Servicer;

                  (xxv) The terms of each Mortgage Note and each Mortgage have not been impaired, altered or modified in any respect, except by a written instrument which (if such instrument is secured by real property) has been recorded, if necessary, to protect the interest of the Noteholders and which has been delivered to the Indenture Trustee. The substance of any such alteration or modification is reflected on the related Mortgage Loan Schedule and has been approved by the primary mortgage guaranty insurer, if any;

                  (xxvi) The definition of "prime rate" in each Credit Line Agreement relating to a HELOC Mortgage Loan does not differ materially from the definition in the form of Credit Line Agreement in Exhibit D;

                  (xxvii) The weighted average remaining term to maturity of the Initial Pool I Mortgage Loans on a contractual basis as of the related Initial Cut-Off Date is approximately 210 months. The weighted average remaining term to maturity of the Initial Pool II Mortgage Loans on a contractual basis as of the related Initial Cut-Off Date is approximately 205 months. The weighted average remaining term to maturity of the Initial Pool III Mortgage Loans on a contractual basis as of the related Initial Cut-Off Date is approximately 202 months. On each date that the Loan Rates relating to Initial HELOC Mortgage Loans have been adjusted, interest rate adjustments on the Initial HELOC Mortgage Loans were made in compliance with the related Mortgages and Credit Line Agreement and applicable law and all required notices of interest rate adjustments were sent to each Mortgagor on a timely basis. Over the term of each Initial HELOC Mortgage Loan, the Loan Rate may not exceed the related Loan Rate Cap, if any. With respect to the Initial Pool I HELOC Mortgage Loans, the weighted average Loan Rate Cap is approximately 18.00%. With respect to the Initial Pool II HELOC Mortgage Loans, the weighted average Loan Rate Cap is approximately 18.00%. With respect to the Initial Pool III HELOC Mortgage Loans, the weighted average Loan Rate Cap is approximately 18.00%. With respect to the Initial Pool I HELOC Mortgage Loans, the margins range between 0.00% and 6.125% and the weighted average margin is approximately 2.386% as of the related Initial Cut-Off Date. With respect to the Initial Pool II HELOC Mortgage Loans, the margins range between 0.00% and 8.50% and the weighted average margin is approximately 2.322% as of the related Initial Cut-Off Date. With respect to the Initial Pool III HELOC Mortgage Loans, the margins range between 0.00% and 6.50% and the weighted average margin is approximately 2.534% as of the related Initial Cut-Off Date. The Loan Rates on the Initial Pool I Mortgage Loans range between 5.750% and 12.625%, the Loan Rates on the Initial Pool II Mortgage Loans range between 5.50% and 12.250%, the Loan Rates on the Initial Pool III Mortgage Loans range between 2.50% and 13.875%, and the weighted average Loan Rate is approximately 7.294% for Pool I, 7.108% for Pool II and 7.678% for Pool III;

                  (xxviii) As of the Closing Date with respect to the Initial Mortgage Loans and the applicable Transfer Date with respect to any Subsequent Mortgage Loans and any Eligible Substitute Mortgage Loans, each Mortgaged Property consists of a single parcel of real property with a one-to-four unit single family residence erected thereon, or an individual condominium unit, planned unit development unit or townhouse;

                  (xxix) No more than approximately 31% (by Initial Pool I Balance) of the Initial Pool I Mortgage Loans are secured by real property improved by individual condominium units, planned development units or two-to-four family residences erected thereon, and approximately 69% (by Initial Pool I Balance) of the Initial Pool I Mortgage Loans are secured by real property with a one-family residence erected thereon. No more than approximately 27.01% (by Initial Pool II Balance) of the Initial Pool II Mortgage Loans are secured by real property improved by individual condominium units, planned development units or two-to-four family residences erected thereon, and approximately 72.99% (by Initial Pool II Balance) of the Initial Pool II Mortgage Loans are secured by real property with a one-family residence erected thereon. No more than approximately 29.69% (by Initial Pool III Balance) of the Initial Pool III Mortgage Loans are secured by real property improved by individual condominium units, planned development units or two-to-four family residences erected thereon, and approximately 70.31% (by Initial Pool III Balance) of the Initial Pool III Mortgage Loans are secured by real property with a one-family residence erected thereon;

                  (xxx) Each Mortgage Note evidencing a Closed End Mortgage Loan is comprised of one original promissory note and each such promissory note constitutes an "instrument" for purposes of Section 9-102(A)(47) of the UCC. There is no obligation on the part of the Sponsor or any other party to make payments in addition to those made by the Mortgagor with respect to the Closed End Mortgage Loans;

                  (xxxi) The Credit Limits on the Initial Pool I HELOC Mortgage Loans range between $10,000 and $250,000 with an average of approximately $60,064. The Credit Limits on the Initial Pool II HELOC Mortgage Loans range between $6,300 and $232,000 with an average of approximately $40,927. The Credit Limits on the Initial Pool III HELOC Mortgage Loans range between $4,800 and $500,000 with an average of approximately $71,202. The Principal Balances on the Initial Pool I HELOC Mortgage Loans range between approximately $0 and $148,351 with an average of approximately $46,763. The Principal Balances on the Initial Pool II HELOC Mortgage Loans range between approximately $0 and $175,442 with an average of approximately $31,855. The Principal Balances on the Initial Pool III HELOC Mortgage Loans range between approximately $0 and $494,958 with an average of approximately $49,564. The average Credit Limit Utilization Rate (weighted by Credit Limit) of the Initial Pool I HELOC Mortgage Loans is approximately 77.86%. The average Credit Limit Utilization Rate (weighted by Credit Limit) of the Initial Pool II HELOC Mortgage Loans is approximately 77.83%. The average Credit Limit Utilization Rate (weighted by Credit Limit) of the Initial Pool III HELOC Mortgage Loans is approximately 69.61%;

                  (xxxii) Approximately 97.78% of the Initial Mortgage Loans are second liens, and either (A) no consent for each Mortgage Loan was required by the holder of the related senior lien, if any, prior to the making of such Mortgage Loan or (B) such consent has been obtained and is contained in the related Mortgage File;

                  (xxxiii) This Agreement constitutes a valid transfer and assignment to the Trust of all right, title and interest of the Sponsor in and to the Cut-Off Date Principal Balances with respect to the applicable Mortgage Loans, all monies due or to become due with respect thereto and all proceeds of such Cut-Off Date Principal Balances with respect to the Mortgage Loans and such funds as are from time to time deposited in the Collection Account (excluding any investment earnings thereon) and all other property specified in the definition of "Trust" as being part of the corpus of the Trust conveyed to the Trust, and upon payment for the Additional Balances, will constitute a valid transfer and assignment to the Indenture Trustee of all right, title and interest of the Sponsor in and to the Additional Balances, all monies due or to become due with respect thereto, and all proceeds of such Additional Balances and all other property specified in the definition of "Trust" relating to the Additional Balances;

                  (xxxiv) As of the Closing Date no Initial Mortgage Loan is the subject of foreclosure proceedings and, to the best of the Sponsor's knowledge, no obligor of any of the Initial Mortgage Loans has filed for bankruptcy protection. As of the applicable Transfer Date, no Subsequent Mortgage Loan or Eligible Substitute Mortgage Loan is the subject of foreclosure proceedings and, to the best of the Sponsor's knowledge, no obligor of any of the Subsequent Mortgage Loans or Eligible Substitute Mortgage Loans has filed for bankruptcy protection.

                  (xxxv) The proceeds of each Closed End Mortgage Loan have been fully disbursed, and there is no obligation on the part of the mortgagee to make future advances thereunder. Any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing or recording such Closed End Mortgage Loans were paid;

                  (xxxvi) Each Mortgage contains customary and enforceable provisions which render the rights and remedies of the holder thereof adequate for the realization against the related Mortgaged Property of the benefits of the security, including (A) in the case of a Mortgage designated as a deed of trust, by trustee's sale and (B) otherwise by judicial foreclosure. Subject to applicable state law, there is no homestead or other exemption available to the Mortgagor which would materially interfere with the rights to sell the Mortgaged Property at a trustee's sale or the right to foreclose upon the related Mortgage;

                  (xxxvii) As of the Closing Date with respect to the Initial Mortgage Loans and the applicable Transfer Date with respect to any Subsequent Mortgage Loans and any Eligible Substitute Mortgage Loan, except for events permissible under Section 3.05 of this Agreement, there is no default, breach, violation or event of acceleration existing under any Mortgage or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration; and the Sponsor has not waived any default, breach, violation or event of acceleration;

                  (xxxviii) To the best knowledge of the Sponsor, all parties to the Mortgage Note and the Mortgage had legal capacity to execute the Mortgage Note and the Mortgage and each Mortgage Note and Mortgage have been duly and properly executed by such parties; Each Mortgage and Mortgage Note is the legal, valid and binding obligation of the related Mortgagor and is enforceable by the Issuer against the Mortgagor in accordance with its terms, except only as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by law; There is only one originally executed Mortgage Note or Credit Line Agreement and promissory Note, as applicable, for each Mortgage Loan;

                  (xxxix) As of the Initial Cut-Off Date no more than approximately 0.34% of the Principal Balance of the Initial Pool I Mortgage Loans, none of the Initial Pool II Mortgage Loans, and no more than approximately 0.18% of the Principal Balance of the Initial Pool III Mortgage Loans represent Mortgage Loans with respect to which the related Mortgagor had a Credit Score of 600 or less at the time of origination or whose Credit Score was unavailable.

                  (xl) As of the Closing Date with respect to the Initial Mortgage Loans and the applicable Transfer Date with respect to any Subsequent Mortgage Loans and any Eligible Substitute Mortgage Loan, no Mortgagor has been released, in whole or in part, except in connection with an assumption agreement which has been approved by the applicable title insurer (to the extent required by such title insurer) and which is part of the Mortgage File delivered to the Indenture Trustee;

                  (xli) At the time of origination of each Mortgage Loan, the related prior lien was not more than 30 days delinquent. Additionally, as of the Closing Date, no senior mortgage loan on the related Mortgaged Property was more than 59 days delinquent;

                  (xlii) All required inspections, licenses and certificates with respect to the use and occupancy of all occupied portions of all property securing the Mortgages have been made, obtained or issued, as applicable;

                  (xliii) If the improvements securing a Mortgage Loan were in a federally designated special flood hazard area as of the date of origination, flood insurance to the extent required in Section 3.04 covers the related Mortgaged Property (either by coverage under the federal flood insurance program or by coverage by private insurers);

                  (xliv) With respect to each Mortgage Loan, the related prior lien does not provide for negative amortization;

                  (xlv) With respect to each Mortgage Loan, the maturity date of the Mortgage Loan is prior to the maturity date of the related prior lien if such prior lien provides for a balloon payment;

                  (xlvi) All amounts received after the Initial Cut-Off Date with respect to the Mortgage Loans to which the Sponsor is not entitled will be deposited into the Collection Account within one Business Day after the Closing Date;

                  (xlvii) Each Initial Pool I Mortgage Loan is secured by a property having an appraised value as of origination of $2,800,000 or less, each Initial Pool II Mortgage Loan is secured by a property having an appraised value as of origination of $2,250,000 or less and each Initial Pool III Mortgage Loan is secured by a property having an appraised value as of origination of $9,000,000 or less;

                  (xlviii) Except for events permissible under Section 3.05(a)(x) of this Agreement, there are no defaults in complying with the terms of the Mortgage, and either (1) any taxes, governmental assessments, insurance premiums, water, sewer and municipal charges or ground rents which previously became due and owing have been paid, or
         (2) an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. There are no defaults in complying with the terms of any senior mortgage on the related Mortgaged Property that have not been cured by anyone other than the Servicer, except for any payment defaults of less than 30 days. Except for payments in the nature of escrow payments, including without limitation, taxes and insurance payments, the Sponsor has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required by the Mortgage Note, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage proceeds, whichever is greater, to the day which precedes by one month the Due Date of the first installment of principal and interest;

                  (xlix) With respect to each Mortgage Loan, the improvements upon each Mortgaged Property are covered by a valid and existing hazard insurance policy with a carrier generally acceptable to the Servicer that provides for fire and extended coverage representing coverage not less than (a) the Credit Limit of such HELOC Mortgage Loan or (b) the Cut-Off Date Principal Balance of such Closed End Mortgage Loan or (c) the maximum insurable value of the Mortgaged Property;

                  (l) No misrepresentation of a material fact or fraud in respect of the origination, modification or amendment of any Mortgage Loan has taken place on the part of any person, including, without limitation, the related Mortgagor, any appraiser, any builder or developer or any party involved in the origination of such Mortgage Loan;

                  (li) With respect to the Mortgage Loans, the terms of the Mortgage Note and the Mortgage have not been impaired, altered or modified in any material respect, except by a written instrument which has been recorded or is in the process of being recorded, if necessary, to protect the interests of the Insurer and the Noteholders and which has been or will be delivered to the Indenture Trustee on behalf of the Trust, no Mortgage has been satisfied, cancelled or rescinded, in whole or in part, and the Mortgaged Property securing the Mortgage has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation or rescission;

                  (lii) As of the Initial Cut-Off Date, no Mortgage Loan is more than 59 days delinquent in payment of principal and interest;

                  (liii) Except for Mortgage Loans that are delinquent for a time period less than that set forth in (lii) above, there is no default, breach, violation or event of acceleration existing under any Mortgage or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration; and neither the Sponsor, nor any other entity involved in originating or servicing a Mortgage Loan, has waived any default, breach, violation or event of acceleration;

                  (liv) None of the Mortgage Loans is a cooperative share mortgage;

                  (lv) Each appraisal of a Mortgage Loan that was used to determine the appraised value of the related Mortgaged Property was conducted generally in accordance with the Sponsor's mortgage loan origination program(s) and customary industry standards and included an assessment of the fair market value of the related mortgaged property at the time of the appraisal. The Mortgage File contains an appraisal of the applicable Mortgaged Property;

                  (lvi) All individual insurance policies contain a standard mortgagee clause naming the Servicer, its successors and assigns, as mortgagee. All premiums thereon have been paid. Each Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense, and upon the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at the Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor;

                  (lvii) Any advances made after the date of origination of a Mortgage Loan but prior to the Initial Cut-Off Date have been consolidated with the outstanding principal amount secured by the related Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term reflected on the Mortgage Loan Schedule. The consolidated principal amount does not exceed the original principal amount of the related Mortgage Loan;

                  (lviii) No improvement located on or being part of any Mortgaged Property is in violation of any applicable zoning law or regulation. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of each Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities and such Mortgaged Property is lawfully occupied under the applicable law and all improvements which were included for the purpose of determining the appraised value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of such property, and no improvements on adjoining property encroach upon the Mortgage Property;

                  (lix) The proceeds of each fixed rate and balloon Mortgage Loan have been fully disbursed and there is no obligation on the part of the mortgagee to make future advances thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursement of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making, closing or recording the Mortgage Loans were paid and the Mortgagor is not entitled to any refund of amounts paid or due under the Mortgage Note;

                  (lx) No Mortgage Loan has a shared appreciation feature, or other contingent interest feature;

                  (lxi) All parties which have had any interest in the Mortgage Loan, whether as originator, mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were): (A) organized under the laws of such state, or (B) qualified to do business in such state, or (C) federal savings and loan associations or national banks having principal offices in such state, or (D) not doing business in such state so as to require qualification or licensing, or (E) not otherwise required or licensed in such state. To the best of Sponsor's knowledge, all parties which have had any interest in the Mortgage Loan were in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located or were not required to be licensed in such state;

                  (lxii) Each document or instrument in the related Mortgage File is in a form generally acceptable to prudent mortgage lenders that regularly originate or purchase mortgage loans comparable to the Mortgage Loans for sale to prudent investors in the secondary market that invest in mortgage loans such as the Mortgage Loans;

                  (lxiii) Each original Mortgage was recorded and all subsequent assignments of the original Mortgage (other than the assignment to the Indenture Trustee) have been recorded in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of the Sponsor, or is in the process of being recorded;

                  (lxiv) No Mortgage Loan was originated under a buydown plan;

                  (lxv) No Mortgage Loan is subject to the requirements of the Home Ownership and Equity Protection Act of 1994 ("HOEPA") or is in violation of any state or municipal law comparable to HOEPA;

                  (lxvi) The Servicer for each Mortgage Loan will accurately and fully report its borrower credit files to all three credit repositories in a timely manner;

                  (lxvii) No proceeds from any Mortgage Loan were used to purchase single-premium credit insurance policies;

                  (lxviii) No Mortgage Loan has a prepayment penalty term longer than five years after its origination;

                  (lxix) Each Mortgage Loan conforms, and all Mortgage Loans in the aggregate conform, in all material respects, to the descriptions thereof set forth in the Prospectus Supplement;

                  (lxx) Each Mortgage Loan was originated on or after March 7, 2000;

                  (lxxi) The Sponsor represents and warrants that the Servicer currently operates or actively participates in an on-going business (A) to originate single family mortgage loans ("Loans"), and/or (B) to make periodic purchases of Loans from originators or sellers, and/or (C) to issue and/or purchase securities or bonds supported by the Loans, a portion of which Loans are made to borrowers who are:

                               (a) low-income families (families with incomes of 80% or less of area median income) living in low-income areas (a census tract or block numbering area in which the median income does not exceed 80 percent of the area median income); or

                               (b) very low-income families (families with incomes of 60% or less of area median income).

                  (lxxii) Each Mortgage contains a provision for the acceleration of the payment of the unpaid principal balance of the related Mortgage Loan in the event the related Mortgaged Property is sold or transferred without the prior consent of the mortgagee thereunder;

                  (lxxiii) To the best of Sponsor's knowledge, Pool I does not contain the first and second lien mortgage loans relating to a single Mortgaged Property if the aggregate original principal balance of such mortgage loans exceeds the Federal Home Loan Mortgage Corporation's loan limits. To the best of Sponsor's knowledge, Pool I will not result in a violation of the Federal Home Loan Mortgage Corporation's loan limitations;

                  (lxxiv) To the best of Sponsor's knowledge, Pool II does not contain the first and second lien mortgage loans relating to a single Mortgaged Property if the aggregate original principal balance of such mortgage loans exceeds the Federal National Mortgage Association's loan limits. To the best of Sponsor's knowledge, Pool II will not result in a violation of the Federal National Mortgage Association's loan limitations;

                  (lxxv) Each Mortgage Loan was originated substantially in accordance with Sponsor's underwriting criteria, which conform to the underwriting criteria set forth in the Prospectus Supplement.

                  (lxxvi) There exists no violation of any local, state or federal environmental law, rule or regulation in respect of any Mortgaged Property which violation has or could have a material adverse effect on the market value of such Mortgaged Property. Sponsor has no knowledge of any pending action or proceeding directly involving any such Mortgaged Property in which compliance with any environmental law, rule or regulation is in issue; and, to the best of Sponsor's knowledge, nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to the use and enjoyment of any such Mortgaged Property;

                  (lxxvii) The Sponsor has caused or will cause to be performed any and all acts required to be performed to preserve the rights and remedies of the Indenture Trustee in any insurance policies applicable to the Mortgage Loans including, without limitation, any necessary notifications of insurers, assignment of policies or interests therein, and establishments of co-insured, joint loss payee and mortgagee rights in favor of the Indenture Trustee;

                  (lxxviii) The related Mortgage Note is not and has not been secured by any collateral, pledged account or other security except the lien of the corresponding Mortgage;

                  (lxxix) There is no obligation on the part of the Sponsor or any other party to make payments in addition to those made by the Mortgagor;

                  (lxxx) With respect to each Mortgage constituting a deed of trust, a trustee, duly qualified under existing law to serve as such, has been properly designated and currently so serves and is named in such Mortgage, and no fees or expenses are or will become payable by the Noteholders or the Trust to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor; (lxxxi) Each Mortgagor has executed a statement to the effect that such Mortgagor has received all disclosure materials including the notice of the right of cancellation or rescission required by applicable law with respect to the making of the Mortgage Loan and any waiver of any right of cancellation or rescission exercised by the Mortgagor was in accordance with applicable law and is binding on the Mortgagor;

                  (lxxxii) Each Subsequent Mortgage Loan was or will be originated in accordance with the same underwriting standards that were used to originate the Initial Mortgage Loans;

                  (lxxxiii) The security interest created pursuant to Section
         2.01 hereof is a valid and continuing security interest (as defined in the UCC) in favor of the Issuer in the property sold, transferred, assigned, set over and otherwise conveyed from the Sponsor to the Issuer pursuant to this Agreement, which security interest is prior to all other Liens and is enforceable as such against creditors of and purchasers from the Sponsor;

                  (lxxxiv) The Sponsor has not authorized the filing of and is not aware of any financing statements against the Sponsor that include a description of collateral covering the property sold, transferred, assigned, set over and otherwise conveyed from the Sponsor to the Issuer pursuant to this Agreement other than any financing statement relating to the security interest granted to the Issuer hereunder that has not been terminated;

                  (lxxxv) The Sponsor is not aware of any judgment or tax lien filings against it;

                  (lxxxvi) None of the Mortgage Notes has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Issuer;

                  (lxxxvii) The pool tape from which the selection of the Mortgage Loans being acquired on the Closing Date was made available to the accountants that are providing a comfort letter to the Insurer in connection with the Prospectus Supplement and with respect to the Initial Mortgage Loans as of the Closing Date and Subsequent Mortgage Loans as of the applicable Subsequent Transfer Date, the information on the related pool tape was complete and accurate as of its date and included a description of the same Mortgage Loans that are described on the Schedule of Mortgage Loans and the payments due thereunder as of the Closing Date or the Subsequent Transfer Date, as applicable;

                  (lxxxviii) With respect to each Mortgage Loan, the payments required of the related Mortgagor will be such that the Mortgage Loan will fully amortize over its amortization term; and

                  (lxxxix) The sale, transfer, assignment and conveyance of the Mortgage Loans by the Sponsor to the Issuer pursuant to the Sale and Servicing Agreement is not subject to and will not result in any tax, fee or governmental charge payable by the Seller, the Sponsor, the Issuer or the Indenture Trustee to any federal, state or local governments ("Transfer Taxes") other than Transfer Taxes which have or will have been paid by the Sponsor as due; provided, that in the event that the Trust or the Indenture Trustee receives actual notice of any Transfer Taxes arising out of the transfer, assignment or conveyance of the Mortgage Loans, on written demand by the Issuer or the Indenture Trustee, or upon the Sponsor's otherwise being given notice thereof by the Issuer or the Indenture Trustee, the Sponsor shall pay, and otherwise indemnify and hold the Issuer, the Indenture Trustee and the Insurer harmless, on an after-tax basis, from and against any and all Transfer Taxes, it being understood that the Noteholders, the Class S Certificateholders, the Issuer, the Indenture Trustee and the Insurer shall have no obligation to pay any such Transfer Taxes.

With respect to the representations and warranties set forth in this Section
2.05 that are made to the best of the Sponsor's knowledge or as to which the Sponsor has no knowledge, if it is discovered by the Sponsor, the Servicer, the Insurer, or a Responsible Officer of the Indenture Trustee that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan then, notwithstanding the Sponsor's lack of knowledge with respect to the substance of such representation and warranty being inaccurate at the time the representation or warranty was made, such inaccuracy shall be deemed a breach of the applicable representation or warranty. Notwithstanding the foregoing, a breach of any of the representations and warranties set forth in clauses (lxv) through (lxviii) of this Section 2.05 will be deemed to materially and adversely affect the value of the related Mortgage Loan.

         (b) It is understood and agreed that the representations and warranties set forth in this Section 2.05 shall survive delivery of the respective Mortgage Files to the Indenture Trustee pursuant to Section 2.01 and the termination of the rights and obligations of the Servicer pursuant to Section 5.04 or 6.02. Upon discovery by the Sponsor, the Servicer, the Insurer or a Responsible Officer of the Indenture Trustee of a breach of any of the foregoing representations and warranties, without regard to any limitation set forth therein concerning the knowledge of the Sponsor as to the facts stated therein, which materially and adversely affects the interests of the Trust or the Noteholders or the Insurer in the related Mortgage Loans, the party discovering such breach shall give prompt written notice to the other parties and to the Insurer. Within 90 days of its discovery or its receipt of notice of such breach, the Sponsor shall use all reasonable efforts to cure such breach or shall, not later than the Business Day next preceding the Payment Date in the month following the Collection Period in which any such cure period expired (or such later date that is acceptable to the Indenture Trustee or the Insurer as evidenced by their written consents), either (a) accept a transfer of such Mortgage Loan from the Trust or (b) substitute an Eligible Substitute Mortgage Loan, each in the same manner and subject to the same conditions as set forth in
Section 2.03; provided, however, that the cure for any breach of a representation and warranty relating to the characteristics of the Mortgage Loans in the aggregate shall be a repurchase of or substitution for only the Mortgage Loans necessary to cause such characteristics to be in compliance with the related representation and warranty. Upon accepting such transfer and making any required deposit into the Collection Account or substitution of an Eligible Substitute Mortgage Loans, as the case may be, the Sponsor shall be entitled to receive an instrument of assignment or transfer from the Indenture Trustee to the same extent as set forth in Section 2.03 with respect to the transfer of Mortgage Loans under that Section. The Insurer shall be notified of any substitution of an Eligible Substitute Mortgage Loan.

         It is understood and agreed that the obligation of the Sponsor to accept a removal of a Mortgage Loan as to which a breach has occurred and is continuing and to make any required deposit in the Collection Account or to substitute an Eligible Substitute Mortgage Loan, as the case may be, shall constitute the sole remedy against the Sponsor respecting such breach available to Noteholders and the Class S Certificateholders, the Indenture Trustee on behalf of Noteholders, the Class S Certificateholders and the Insurer; provided, however, that the Sponsor shall defend and indemnify the Indenture Trustee, the Insurer, the Class S Certificateholders and the Noteholders against all reasonable costs and expenses, and all losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and the amount of any settlement entered into with the consent of the Sponsor (such consent not to be unreasonably withheld), which may be asserted against or incurred by any of them as a result of any third-party action arising out of any breach of any such representation and warranty. Notwithstanding the foregoing, with regard to any breach of the representation and warranty set forth in Section 2.05(a)(xxxii), the Sponsor shall pay to the Trust the Loan Purchase Price.

         The Sponsor does hereby assign to the Trust the benefits of the representations and warranties made to it with respect to the Mortgage Loans under the Mortgage Loan Purchase Agreement and the Trust may exercise the rights with respect thereto relating to a Mortgage Loan, including the right to require repurchase in the event such Mortgage Loan is not repurchased by the Sponsor

         Section 2.06. Covenants of the Sponsor. The Sponsor hereby covenants that:

         (a) Security Interests. The Sponsor will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on any Mortgage Loans, whether now existing or hereafter created, or any interest therein; the Sponsor will notify the Indenture Trustee and the Insurer of the existence of any Lien on any Mortgage Loans immediately upon discovery thereof; and the Sponsor will defend the Trust's right, title and interest (including the Trust's security interest) in, to and under the Mortgage Loans, whether now existing or hereafter created, against all claims of third parties claiming through or under the Sponsor; provided, however, that nothing in this Section 2.06(a) shall prevent or be deemed to prohibit the Sponsor from suffering to exist upon any of the Mortgage Loans any Liens for municipal or other local taxes and other governmental charges if such taxes or governmental charges shall not at the time be due and payable or if the Sponsor shall currently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves with respect thereto.

         (b) UCC-1 Financing Statements. On the Closing Date with respect to the Initial Mortgage Loans and, to the extent not already included in such filing, on the applicable Transfer Date with respect to any Subsequent Mortgage Loans and any Eligible Substitute Mortgage Loans, the Sponsor will file UCC-1 financing statements with respect to such Mortgage Loans.

         (c) Negative Pledge. The Sponsor hereby agrees not to transfer, assign, exchange, pledge, finance, hypothecate, grant a security interest in or otherwise convey the Residual Certificates except in accordance with Sections
5.04 and 6.02 hereof and in accordance with the Insurance Agreement and the Trust Agreement.

         (d) Downgrading. The Sponsor will not engage in any activity which would result in a downgrading or withdrawal of the ratings on the Notes without regard to the effect of the Policy.

         (e) Amendment to Certificate of Incorporation. The Sponsor will not amend its Certificate of Incorporation without prior written notice to the Indenture Trustee and the Rating Agencies and the prior written consent of the Insurer which consent shall not be unreasonably withheld.

         (f) Principal Place of Business. The Sponsor's principal place of business is in California, and the Sponsor will not change its principal place of business without prior written notice to the Indenture Trustee, the Rating Agencies and the Insurer.

         (g) No Notification of Mortgagors. The Sponsor hereby agrees not to notify Mortgagors of the transfer of the Mortgage Loans to the Trust unless required by the terms of the Mortgage Loans or applicable law.

         Section 2.07. Removal of Mortgage Loans at Election of Issuer. Subject to the conditions set forth below and Section 8.2 of the Indenture, the Issuer may, but shall not be obligated to, require the removal of Mortgage Loans from Pool I, Pool II and/or Pool III, from time to time, as of the close of business on a Payment Date (each, a "Removal Date"). On the tenth Business Day (the "Removal Notice Date") prior to the Removal Date designated in such notice, the Issuer shall give the Indenture Trustee, the Insurer and the Servicer a notice of the proposed removal that contains a list of the Mortgage Loans to be removed. Such removal of Mortgage Loans in Pool I and/or Pool II and/or Pool III shall be permitted upon satisfaction of the following conditions:

                  (i) A Rapid Amortization Event shall not have occurred;

                  (ii) On the Removal Date, the related Overcollateralization Amount (after giving effect to the removal from the applicable Pool of the Mortgage Loans proposed to be removed) equals or exceeds the related Specified Overcollateralization Amount;

                  (iii) The transfer of such Mortgage Loans on any Removal Date during the related Managed Amortization Period shall not, in the reasonable belief of the Sponsor, cause a Rapid Amortization Event with respect to the related Class of Notes to occur or an event which with notice or lapse of time or both would constitute such a Rapid Amortization Event and a Rapid Amortization Event has not occurred;

                  (iv) On or before the Removal Date, the Issuer shall have delivered to the Indenture Trustee a revised Mortgage Loan Schedule, reflecting the proposed transfer and the Removal Date, and the Servicer shall have marked the Electronic Ledger to show that the Mortgage Loans removed are no longer included in the applicable Pool;

                  (v) The Seller shall represent and warrant that its selection procedures are random and no selection procedures reasonably believed by the Seller to be adverse to the interests of the Noteholders, the Class S Certificateholders or the Insurer were utilized in selecting the Mortgage Loans to be removed from the applicable Pool;

                  (vi) In connection with each such removal of Mortgage Loans pursuant to this Section, each Rating Agency shall have received on or prior to the related Removal Notice Date notice of such proposed removal of Mortgage Loans and, prior to the Removal Date, shall have notified the Indenture Trustee and the Insurer in writing that such removal of Mortgage Loans would not result in a reduction or withdrawal of its then current ratings of the Notes, without regard to the Policy; and

                  (vii) The Issuer shall have delivered to the Indenture Trustee and the Insurer an Officer's Certificate certifying that the items set forth in subparagraphs (i) through (vi), inclusive, have been performed or are true and correct, as the case may be. The Indenture Trustee and the Insurer may conclusively rely on such Officer's Certificate, shall have no duty to make inquiries with regard to the matters set forth therein and shall incur no liability in so relying.

                  (viii) The Insurer shall have been given an opportunity to review any Mortgage Loans proposed to be removed by the Trust.

                  (ix) The Issuer shall have delivered a certificate in the form of Exhibit C-1 hereto to the Indenture Trustee.

         Upon receiving the requisite information from the Issuer, the Servicer shall perform in a timely manner those acts required of it, as specified above. Upon satisfaction of the above conditions, on the Removal Date the Indenture Trustee shall deliver, or cause to be delivered, to the Issuer the Mortgage File for each Mortgage Loan being so transferred, and the Indenture Trustee shall execute and deliver to the Issuer such other documents prepared by the Issuer as shall be reasonably necessary to remove such Mortgage Loans from the applicable Pool. Any such removal of Mortgage Loans shall be without recourse, representation or warranty by or of the Indenture Trustee or the Trust to the Issuer. The review right given to the Insurer in clause (viii), above, must be completed prior to the Removal Date.

         Section 2.08. Execution and Authentication of Notes. The Indenture Trustee, on behalf of the Issuer, has caused to be executed, authenticated and delivered to or upon the order of the Sponsor, in exchange for the Issuer, concurrently with the sale, assignment and conveyance to the Indenture Trustee of the Issuer, three Classes of Notes in authorized denominations and the Residual Certificates, evidencing the ownership of the Issuer.

         Section 2.09. Tax Treatment. It is the intention of the Sponsor, the Class S Certificateholders and the Residual Certificateholders that the Notes will be indebtedness of the Sponsor for federal, state and local income and franchise tax purposes and for purposes of any other tax imposed on or measured by income. The Sponsor, the Indenture Trustee and each Noteholder (or Note Owner) by acceptance of its Note (or, in the case of a Note Owner, by virtue of such Note Owner's acquisition of a beneficial interest therein) agrees to treat the Notes (or beneficial interest therein), for purposes of federal, state and local income or franchise taxes and any other tax imposed on or measured by income, as indebtedness of the Sponsor secured by the assets of the Trust and to report the transactions contemplated by this Agreement on all applicable tax returns in a manner consistent with such treatment. Each Noteholder agrees that it will cause any Note Owner acquiring an interest in a Note through it to comply with this Agreement as to treatment of the Notes as indebtedness for federal, state and local income and franchise tax purposes and for purposes of any other tax imposed on or measured by income. The Indenture Trustee will prepare and file all tax reports required hereunder consistent with this Agreement except as may be required by or provided in Section 3.15.


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

         Section 2.10. Conveyance of the Subsequent Mortgage Loans.

         (a) Subject to the satisfaction of the conditions set forth in Section
2.01 and paragraph (b) below, in consideration of the Indenture Trustee's delivery on a Subsequent Transfer Date to or upon the order of the Sponsor of amounts in the Pre-Funding Account equal to the aggregate principal balance of the Subsequent Mortgage Loans the Sponsor shall, to the extent of the availability thereof, on the related Subsequent Transfer Date transfer, assign, set over and otherwise convey to the Trust without recourse (subject to Sections
2.03 and 2.05) and pursuant to the terms of the related Subsequent Transfer Agreement all of its right, title and interest in and to such Subsequent Mortgage Loans and all Collections in respect thereof received after the Subsequent Cut-Off Date for the Subsequent Mortgage Loans (excluding payments in respect of accrued interest due prior to the related Subsequent Cut-Off Date) or, with respect to any Additional Balances with respect thereto, on or after the date of transfer to the Trust. Future advances made to a Mortgagor under a Loan Agreement relating to a Subsequent Mortgage Loan shall be part of the related Principal Balance and transferred to the Trust pursuant to this Section 2.10, and, therefore, part of the Trust Property upon the sale thereof to the Sponsor under the Purchase Agreement.

         On each Subsequent Transfer Date, the Sponsor shall deliver to the Indenture Trustee and the Insurer a letter which: (i) states the amount to be withdrawn from the Pre-Funding Account on such date to purchase Subsequent Mortgage Loans for addition to Pool I; (ii) states the amount to be withdrawn from the Pre-Funding Account on such date to purchase Subsequent Mortgage Loans for addition to Pool II; (iii) states the amount to be withdrawn from the Pre-Funding Account on such date to purchase Subsequent Mortgage Loans for addition to Pool III; (iv) lists each Subsequent Mortgage Loan being conveyed to the Trust on such Subsequent Transfer Date (including a description of the Pool into which each such Subsequent Mortgage Loan is being conveyed); (v) acknowledges that each of the requirements listed in Section 2.10(b) of this Agreement have been satisfied; (vi) attaches as exhibits thereto each of the documents described in Sections 2.10(b)(i), (v), (vii), and (viii) and; (vii) acknowledges that the Sponsor has conveyed its right, title and interest in and to each Subsequent Mortgage Loan and to the corresponding Related Documents and certain other rights to the Indenture Trustee on behalf of the Trust pursuant to this Agreement, and the Indenture Trustee shall hold such documents hereunder and pursuant to the Indenture for the benefit of the Noteholders, the Residual Certificateholders, the Class S Certificateholders and the Insurer. The Indenture Trustee shall acknowledge its receipt of such letter by signing it and returning a signed copy to the Sponsor, the Servicer, the Trust, the Insurer and each of the Rating Agencies.

         (b) The obligation of the Indenture Trustee to accept the transfer of the Subsequent Mortgage Loans and the other property and rights related thereto described in paragraph (a) above is subject to the satisfaction of each of the following conditions on or prior to the Subsequent Transfer Date:

                  (i) the Sponsor shall have provided the Insurer with written notice of the proposed transfer of Subsequent Mortgage Loans no later than the third Business Day prior to the Subsequent Transfer Date and the Indenture Trustee shall have been provided with a letter from the Insurer consenting to such transfer of the Subsequent Mortgage Loans (which consent shall not be unreasonably withheld or delayed);

                  (ii) the Indenture Trustee shall have been provided with a Mortgage Loan Schedule, listing the Subsequent Mortgage Loans delivered or to be delivered on such Subsequent Transfer Date;

                  (iii) the Sponsor shall have deposited in the Collection Account all Collections in respect of such Subsequent Mortgage Loans received after the related Subsequent Cut-Off Date (excluding payments in respect of accrued interest due prior to the related Subsequent Cut-Off Date) for the Subsequent Mortgage Loans;

                  (iv) the representations and warranties of the Sponsor in
         Section 2.05 hereof, to the extent such representations and warranties do not pertain exclusively to the Initial Mortgage Loans, are true and correct with respect to the Subsequent Mortgage Loans as of the related Subsequent Transfer Date;

                  (v) the Servicer shall acknowledge in writing that it has delivered the related Mortgage Files to the Custodian on behalf of the Indenture Trustee and complied with all other requirements with respect to the assignment of the related Mortgages specified therein;

                  (vi) the Servicer shall represent and warrant that no selection procedures reasonably believed by the Servicer to be adverse to the interests of the Noteholders, the Class S Certificateholders or the Insurer were utilized in selecting the Subsequent Mortgage Loans;

                  (vii) the Sponsor shall have delivered to the Indenture Trustee an Officer's Certificate confirming the satisfaction of each condition precedent specified in this paragraph (b) and paragraphs (c) and (d) below; and

                  (viii) the Sponsor shall have acknowledged in writing that, with respect to each Pool, neither (x) the aggregate amount withdrawn from the Pre-Funding Account to purchase Subsequent Mortgage Loans for addition to such Pool on that and all prior Subsequent Transfer Dates nor (y) the aggregate Principal Balances of the Subsequent Mortgage Loans transferred to the Trust for assignment to such Pool on that and all prior Subsequent Transfer Dates exceeds the Original Class A-1 Pre-Funded Amount, the Original Class A-2 Pre-Funded Amount or the Original Class A-3 Pre-Funded Amount, as applicable.

         (c) The obligations of the Indenture Trustee to accept the assignment of a Subsequent Mortgage Loan on any Subsequent Transfer Date are subject to the following additional requirements, any of which may be waived or modified in any respect by the Insurer (with consent of the Rating Agencies) by a written instrument executed by the Insurer: (i) the weighted average Margin for the Mortgage Loans as of the applicable Cut-Off Date (following the addition of any Subsequent Mortgage Loans) is at least 2.38%; (ii) the weighted average Combined Loan-to-Value Ratio for the Mortgage Loans as of the applicable Cut-Off Date (following the addition of any Subsequent Mortgage Loans) is not more than 83%;
(iii) the Mortgage Loans as of the applicable Cut-Off Date (following the addition of any Subsequent Mortgage Loans) shall maintain a weighted average Credit Score of at least 700; (iv) no Subsequent Mortgage Loans may be 60 or more days delinquent as of the applicable Cut-Off Date; (v) no more than 1.00% of the Subsequent Mortgage Loans shall be 30-59 days delinquent as of the applicable Cut-Off Date; (vi) the maximum concentration of Mortgage Loans with Mortgaged Properties in the state of California as of the applicable Cut-Off Date (following the addition of any Subsequent Mortgage Loans) is less than 70%;
(vii) no more than 1.00% of the Mortgage Loans as of the applicable Cut-Off Date (following the addition of any Subsequent Mortgage Loans) relate to Mortgaged Properties located in a single zip code; and (viii) (A) all Subsequent Mortgage Loans delivered to Pool I and Pool II will be HELOC Mortgage Loans and (B) up to approximately $3,000,000 of Subsequent Pool III Mortgage Loans may be Closed-End Mortgage Loans and the remainder will be HELOC Mortgage Loans; provided, however, any of the foregoing requirements may be waived upon the consent of the Rating Agencies and the Insurer.

         (d) On each Subsequent Transfer Date, the Sponsor shall have provided the Indenture Trustee, the Rating Agencies and the Insurer with an Opinion of Counsel to the effect that the transfers of the Subsequent Mortgage Loans during the Pre-Funding Period constitute a sale of the Principal Balances of the Subsequent Mortgage Loans to the Sponsor and the Trust and a sale of or grant of a security interest in the Subsequent Mortgage Loans to the Indenture Trustee; provided, however, that in the event of a change of law during the Pre-Funding Period that materially affects the method of perfecting the security interest in the Subsequent Mortgage Loans, the Sponsor shall (i) provide the Indenture Trustee, the Rating Agencies and the Insurer with an Opinion of Counsel to the effect that such transfer constitutes a sale of the Principal Balances of the Subsequent Mortgage Loans to the Sponsor and the Trust and a sale of or grant of a security interest in the Subsequent Mortgage Loans to the Indenture Trustee, and (ii) take such action as is necessary to perfect the interests of the Indenture Trustee in the Subsequent Mortgage Loans.

                                  ARTICLE III

                          Administration and Servicing
                                of Mortgage Loans

         Section 3.01. The Servicer.

         (a) The Servicer is hereby authorized to act as agent for the Trust and in such capacity shall manage, service, administer and make collections on the Mortgage Loans and perform the other actions under this Agreement. The Servicer shall service and administer the Mortgage Loans in a manner consistent with the terms of this Agreement and with general industry practice and shall have full power and authority, acting alone or through a subservicer, to do any and all things in connection with such servicing and administration which it may deem necessary or desirable, it being understood, however, that the Servicer shall at all times remain responsible to the Indenture Trustee, the Noteholders, the and the Class S Certificateholders, the Residual Certificateholders and the Insurer for the performance of its duties and obligations hereunder in accordance with the terms hereof. Any amounts received by any subservicer in respect of a Mortgage Loan shall be deemed to have been received by the Servicer whether or not actually received by it. Without limiting the generality of the foregoing, the Servicer shall continue, and is hereby authorized and empowered by the Trust, to execute and deliver, on behalf of the Trust, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties and to make deposits to and withdrawals from the Collection Account. The Indenture Trustee and the Owner Trustee shall, upon the written request of a Servicing Officer, furnish the Servicer with any powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder. The Servicer in such capacity may also consent to the placing of a lien senior to that of any Mortgage on the related Mortgaged Property, provided that

                  (i) such Mortgage succeeded to a first lien position after the related Mortgage Loan was conveyed to the Trust and, immediately following the placement of such senior lien, such Mortgage is in a second lien position and the outstanding principal amount of the mortgage loan secured by such subsequent senior lien is no greater than the outstanding principal amount of the senior mortgage loan secured by the Mortgaged Property as of the date the related Mortgage Loan was originated; or

                  (ii) the Mortgage relating to such Mortgage Loan was in a second lien position as of the Cut-Off Date and the new senior lien secures a mortgage loan that refinances an existing first mortgage loan and the outstanding principal amount of the replacement first mortgage loan immediately following such refinancing is not greater than the outstanding principal amount of such existing first mortgage loan at the date of origination of such Mortgage Loan;

provided, further, that such senior lien does not secure a note that provides for negative amortization.

         The Servicer may also, without prior approval from the Rating Agencies or the Insurer, increase the Credit Limits on HELOC Mortgage Loans provided that
(i) new appraisals are obtained and the Combined Loan-to-Value Ratios of the HELOC Mortgage Loans after giving effect to such increase are less than or equal to the Combined Loan-to-Value Ratios of the Mortgage Loans as of the Cut-Off Date and (ii) such increases are consistent with the Servicer's credit and collection policies. No material change or departure from the Servicer's credit and collection policies with respect to any Mortgage Loans as in effect as of the Closing Date shall be permitted without the prior written consent of the Insurer.

         In addition, the Servicer may agree to changes in the terms of a Mortgage Loan at the request of the Mortgagor; provided that (i) such changes do not materially and adversely affect the interests of Noteholders, the Class S Certificateholders, the Residual Certificateholders or the Insurer, (ii) such changes are consistent with prudent and customary business practice as evidenced by a certificate signed by a Servicing Officer delivered to the Indenture Trustee and the Insurer and (iii) the Rating Agencies and the Insurer are promptly notified of the changes.

         In addition to the foregoing, the Servicer may solicit Mortgagors to change any other terms of the related Mortgage Loans; provided that such changes
(i) do not materially and adversely affect the interest of Noteholders or the Insurer, (ii) are consistent with prudent and customary business practice as evidenced by a certificate signed by a Servicing Officer delivered to the Indenture Trustee and the Insurer and (iii) do not adjust the maturity date of such Mortgage Loan past the date that is six months before the Final Scheduled Payment Date of the related Class A Notes. Nothing herein shall limit the right of the Servicer to solicit Mortgagors with respect to new loans (including mortgage loans) that are not Mortgage Loans.

         The relationship of the Servicer (and of any successor to the Servicer as servicer under this Agreement) to the Indenture Trustee under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

         (b) In the event that the rights, duties and obligations of the Servicer are terminated hereunder, any successor to the Servicer in its sole discretion may, to the extent permitted by applicable law, terminate the existing subservicer arrangements with any subservicer, without charge, or assume the terminated Servicer's rights under such subservicing arrangements which termination or assumption will not violate the terms of such arrangements.

         Section 3.02. Collection of Certain Mortgage Loan Payments.

         (a) Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Agreement, follow such collection procedures as it follows with respect to home equity loans in its servicing portfolio comparable to the Mortgage Loans. Consistent with the foregoing, and without limiting the generality of the foregoing, the Servicer may in its discretion (i) waive any late payment charge or any assumption fees or other fees which may be collected in the ordinary course of servicing such Mortgage Loans and (ii) arrange with a Mortgagor a schedule for the payment of interest due and unpaid; provided that such arrangement is consistent with the Servicer's policies with respect to the Mortgage Loans it owns or services; provided, further, that notwithstanding such arrangement such Mortgage Loans will be included in the information regarding delinquent Mortgage Loans set forth in the Servicing Certificate and monthly statement to Noteholders and Class S Certificateholders pursuant to Section 4.01.

         (b) The Servicer shall on the Closing Date deposit into the Collection Account any amounts representing payments on, and any collections in respect of, the Mortgage Loans received after the related Cut-Off Date and prior to the Closing Date (exclusive of payments in respect of accrued interest due on or prior to such Cut-Off Date) and thereafter the Servicer, or the Sponsor, as the case may be, shall deposit into the Collection Account within one Business Day following receipt thereof the following payments and collections received or made by it (without duplication):

                  (i) all collections on and in respect of the Mortgage Loans;

                  (ii) the amounts, if any, deposited to the Collection Account pursuant to Section 3.04;

                  (iii) Net Liquidation Proceeds;

                  (iv) Insurance Proceeds (including, for this purpose, any amount required to be credited by the Servicer pursuant to the last sentence of Section 3.04 and excluding the portion thereof, if any, that has been applied to the restoration or repair of the related Mortgaged Property or released to the related Mortgagor in accordance with the normal servicing procedures of the Servicer);

                  (v) any amounts required to be deposited therein pursuant to
         Section 7.01;

                  (vi) amounts transferred from the Pre-Funding Account pursuant to Section 8.9(e) of the Indenture;

                  (vii) any amounts drawn under the Policy pursuant to Section 8.4(f) of the Indenture, but only to be used for the payment of the items specified in Sections 8.7(d)(iii), (iv) and (vii) of the Indenture, as applicable.

provided, however, that with respect to each Collection Period, the Servicer shall be permitted to retain from payments in respect of interest on the Mortgage Loans, the Servicing Fee for such Collection Period. The foregoing requirements respecting deposits to the Collection Account are exclusive, it being understood that, without limiting the generality of the foregoing, the Servicer need not deposit in the Collection Account amounts representing Foreclosure Profits, fees (including annual fees) or late charge penalties payable by Mortgagors, or amounts received by the Servicer for the accounts of Mortgagors for application towards the payment of taxes, insurance premiums, assessments, excess pay off amounts and similar items. The Servicer shall remit all Foreclosure Profits to the Sponsor.

         The Indenture Trustee shall hold amounts deposited in the Collection Account as Indenture Trustee for the Noteholders, the Class S Certificateholders and the Insurer. The Servicer shall notify the Indenture Trustee and the Insurer in writing on each Determination Date of the amount of payments and collections in the Collection Account allocable to Interest Collections and Principal Collections for the related Payment Date. Following such notification, the Servicer shall be entitled to withdraw from the Collection Account and retain any amounts that constitute income and gain realized from the investment of such payments and collections.

         At the written direction of the Servicer, the Indenture Trustee shall invest funds in the Collection Account in Eligible Investments specified in such written direction. All income and gain realized from any investment in Eligible Investments of funds in the Collection Account shall be for the benefit of the Servicer and shall be subject to its withdrawal from time to time. The amount of any losses incurred in respect of the principal amount of any such investments shall be deposited in the Collection Account by the Servicer out of its own funds immediately as realized.

         Section 3.03. Withdrawals from the Collection Account. From time to time, withdrawals may be made from the Collection Account by the Servicer or the Indenture Trustee for the following purposes:

                  (i) If not received by the Servicer pursuant to Section 3.02(b), to the Servicer as payment for its Servicing Fee pursuant to
         Section 3.08;

                  (ii) To pay to the Servicer amounts on deposit in the Collection Account that are not to be included in the distributions and payments pursuant to Section 8.7 of the Indenture to the extent provided by the second to the last and the last paragraph of Section 3.02(b);

                  (iii) To make or to permit the Indenture Trustee to make distributions and payments pursuant to Section 8.7 of the Indenture;

                  (iv) Prior to the Collection Period preceding the commencement of the Rapid Amortization Period, to pay to the Sponsor (A) with respect to Pool I, the amount of any Additional Balances related to Pool I HELOC Mortgage Loans, (B) with respect to Pool II, the amount of any Additional Balances related to Pool II HELOC Mortgage Loans and (C) with respect to Pool III, the amount of any Additional Balances related to Pool III HELOC Mortgage Loans, in each case as and when created during the related Collection Period; provided, that the aggregate amount so paid to the Sponsor in respect of Additional Balances with respect to any Pool at any time during any Collection Period shall not exceed the amount of Principal Collections theretofore received for such Collection Period with respect to such Pool;

                  (v) To pay to the Servicer any Liquidation Expenses not reimbursed prior to the deposit of Net Liquidation Proceeds to the Collection Account;

                  (vi) Upon termination of the Trust, to make any payments required by Section 7.01.

         If the Servicer deposits in the Collection Account any amount not required to be deposited therein or any amount in respect of payments by Mortgagors made by checks subsequently returned for insufficient funds or other reason for non-payment it may at any time withdraw such amount from the Collection Account, and any such amounts shall not be included in the amounts to be deposited in the Collection Account pursuant to Section 3.02(b), any provision herein to the contrary notwithstanding.

         Section 3.04. Maintenance of Hazard Insurance; Property Protection Expenses. The Servicer shall cause to be maintained for each Mortgage Loan hazard insurance naming the Servicer or its successors or assigns as loss payee thereunder providing extended coverage in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements securing such Mortgage Loan from time to time or (ii) the combined principal balance owing on such Mortgage Loan and any mortgage loan senior to such Mortgage Loan from time to time. The Servicer shall also maintain on property acquired upon foreclosure, or by deed in lieu of foreclosure, hazard insurance with extended coverage in an amount which is at least equal to the lesser of (i) the maximum insurable value from time to time of the improvements which are a part of such property or (ii) the combined principal balance owing on such Mortgage Loan and any mortgage loan senior to such Mortgage Loan at the time of such foreclosure or deed in lieu of foreclosure plus accrued interest and the good-faith estimate of the Servicer of related Liquidation Expenses to be incurred in connection therewith. Amounts collected by the Servicer under any such policies shall be deposited in the Collection Account to the extent called for by Section 3.02. In cases in which any Mortgaged Property is located in a federally designated flood area, the hazard insurance to be maintained for the related Mortgage Loan shall include flood insurance. All such flood insurance shall be in such amounts as are required under applicable guidelines of the Federal Flood Emergency Act. The Servicer shall be under no obligation to require that any Mortgagor maintain earthquake or other additional insurance and shall be under no obligation itself to maintain any such additional insurance on property acquired in respect of a Mortgage Loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the Servicer shall obtain and maintain a blanket policy consistent with prudent industry standards insuring against hazard losses on all of the Mortgage Loans in an aggregate amount prudent under industry standards, it shall (a) conclusively be deemed to have satisfied its obligations as set forth in the first sentence of this Section 3.04 and (b) if there shall have been a loss which would have been covered by such policy, deposit in the Collection Account without right of reimbursement, as the case may be, the amount not otherwise payable under the blanket policy because of any deductible clause.

         Section 3.05. Assumption and Modification Agreements. In any case in which a Mortgaged Property has been or is about to be conveyed by the Mortgagor, the Servicer shall exercise its right to accelerate the maturity of such Mortgage Loan consistent with the then current practice of the Servicer and without regard to the inclusion of such Mortgage Loan in the Trust. If it elects not to enforce its right to accelerate or if it is prevented from doing so by applicable law, the Servicer (so long as such action conforms with the underwriting standards generally acceptable in the industry at the time for new origination) is authorized to take or enter into an assumption and modification agreement from or with the Person to whom such Mortgaged Property has been or is about to be conveyed, pursuant to which such Person becomes liable under the Loan Agreement and, to the extent permitted by applicable law, the Mortgagor remains liable thereon. The Servicer shall notify the Indenture Trustee that any assumption and modification agreement has been completed by delivering to the Indenture Trustee an Officer's Certificate signed by a Servicing Officer certifying that such agreement is in compliance with this Section 3.05 and by forwarding to the Indenture Trustee the original copy of such assumption and modification agreement. Any such assumption and modification agreement shall, for all purposes, be considered a part of the related Mortgage File to the same extent as all other documents and instruments constituting a part thereof. No change in the terms of the related Loan Agreement may be made by the Servicer in connection with any such assumption to the extent that such change would not be permitted to be made in respect of the original Loan Agreement pursuant to the fourth paragraph of Section 3.01(a). Any fee collected by the Servicer for entering into any such agreement will be retained by the Servicer as additional servicing compensation.

         Section 3.06. Realization Upon Defaulted Mortgage Loans; Repurchase of Certain Mortgage Loans. The Servicer shall foreclose upon or otherwise comparably convert to ownership Mortgaged Properties securing such of the Mortgage Loans as come into and continue in default when, in the opinion of the Servicer based upon the practices and procedures referred to in the following sentence, no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.02; provided, that if the Servicer has knowledge or reasonably believes that any Mortgaged Property is affected by hazardous or toxic wastes or substances and that the acquisition of such Mortgaged Property would not be commercially reasonable, then the Servicer will not cause the Trust to acquire title to such Mortgaged Property in a foreclosure or similar proceeding. In connection with such foreclosure or other conversion, the Servicer shall follow such practices (including, in the case of any default on a related senior mortgage loan, the advancing of funds to correct such default) and procedures as it shall deem necessary or advisable and as shall be normal and usual in its general mortgage servicing activities. The foregoing is subject to the proviso that the Servicer shall not incur any Liquidation Expenses or to otherwise expend its own funds in connection with any foreclosure or towards the correction of any default on a related senior mortgage loan or restoration of any property unless it shall determine that such expenditure will increase Net Liquidation Proceeds.

         In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be issued to the Indenture Trustee, or to its nominee on behalf of the Trust.

         Section 3.07. Indenture Trustee to Cooperate. On or before each Payment Date, the Servicer will notify the Indenture Trustee of the payment in full of the Principal Balance of any Mortgage Loan during the preceding Collection Period, which notification shall be by a certification (which certification shall include a statement to the effect that all amounts received in connection with such payment which are required to be deposited in the Collection Account pursuant to Section 3.02 have been so deposited or credited) of a Servicing Officer. Upon any such payment in full, the Servicer is authorized to execute, pursuant to the authorization contained in Section 3.01, if the assignments of Mortgage have been recorded as required hereunder, an instrument of satisfaction regarding the related Mortgage, which instrument of satisfaction shall be recorded by the Servicer if required by applicable law and be delivered to the Person entitled thereto. It is understood and agreed that no expenses incurred in connection with such instrument of satisfaction or transfer shall be reimbursed from amounts deposited in the Collection Account. If the Indenture Trustee is holding the Mortgage Files, from time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, or in connection with the payment in full of the Principal Balance of any Mortgage Loan, the Indenture Trustee shall, upon request of the Servicer and delivery to the Indenture Trustee of a Request for Release substantially in the form attached hereto as Exhibit C signed by a Servicing Officer, release the related Mortgage File to the Servicer and the Indenture Trustee shall execute such documents, in the forms provided by the Servicer, as shall be necessary to the prosecution of any such proceedings or the taking of other servicing actions. Such trust receipt shall obligate the Servicer to return the Mortgage File to the Indenture Trustee when the need therefor by the Servicer no longer exists unless the Mortgage Loan shall be liquidated, in which case, upon receipt of a certificate of a Servicing Officer similar to that hereinabove specified, the trust receipt shall be released by the Indenture Trustee.

         In order to facilitate the foreclosure of the Mortgage securing any Mortgage Loan that is in default following recordation of the Assignment of Mortgage in accordance with the provisions hereof, the Indenture Trustee shall, if so requested in writing by the Servicer, execute an appropriate assignment in the form provided to the Indenture Trustee by the Servicer to assign such Mortgage Loan for the purpose of collection to the Servicer or to the related subservicer (any such assignment shall unambiguously indicate that the assignment is for the purpose of collection only), and, upon such assignment, the Servicer will thereupon bring all required actions in its own name and otherwise enforce the terms of the Mortgage Loan and deposit the Net Liquidation Proceeds, exclusive of Foreclosure Profits, received with respect thereto in the Collection Account. In the event that all delinquent payments due under any such Mortgage Loan are paid by the Mortgagor and any other defaults are cured, then the Servicer shall, within two Business Days, reassign such Mortgage Loan to the Indenture Trustee and return the related Mortgage File to the place where it was being maintained. After such reassignment, the Servicer, if requested by such Residual Certificateholders and if offered suitable indemnification and reimbursement for expenses, is authorized to seek a deficiency judgment if permitted by law against the Mortgagor under such Liquidated Mortgage Loan on behalf of the Residual Certificateholders to the extent of any losses on liquidation of any Mortgage Loan.

         Section 3.08. Servicing Compensation; Payment of Certain Expenses by Servicer. The Servicer shall be entitled to receive the Servicing Fee pursuant to Section 3.03 as compensation for its services in connection with servicing the Mortgage Loans. Moreover, additional servicing compensation in the form of late payment charges or other receipts not required to be deposited in the Collection Account (other than Foreclosure Profits) shall be retained by the Servicer. The Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder (including payment of all other fees and expenses not expressly stated hereunder to be for the account of the Noteholders, the Class S Certificateholders and the Residual Certificateholders) and shall not be entitled to reimbursement therefor except as specifically provided herein. Liquidation Expenses are reimbursable to the Servicer solely from related Liquidation Proceeds of the related Mortgage Loan.

         Section 3.09. Annual Statement as to Compliance.

         (a) The Servicer will deliver to the Indenture Trustee, the Insurer and the Rating Agencies, on or before November 30 of each year, beginning November 30, 2002, an Officer's Certificate stating that (i) a review of the activities of the Servicer during the preceding fiscal year (or such shorter period as is applicable in the case of the first report) and of its performance under this Agreement has been made under such officer's supervision and (ii) to the best of such officer's knowledge, based on such review, the Servicer has fulfilled all of its material obligations under this Agreement throughout such fiscal year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

         (b) The Servicer shall deliver to the Indenture Trustee, the Insurer and each of the Rating Agencies, promptly after having obtained knowledge thereof, but in no event later than five Business Days thereafter, written notice by means of an Officer's Certificate of any event which with the giving of notice or the lapse of time or both, would become an Event of Servicing Termination.

         Section 3.10. Annual Servicing Report. On or before November 30 of each year, beginning November 30, 2002, the Servicer, at its expense, shall cause a firm of nationally recognized independent public accountants (who may also render other services to the Servicer) to furnish a report to the Indenture Trustee, the Insurer and each Rating Agency to the effect that such firm has examined certain documents and records relating to the servicing of mortgage loans during the most recent fiscal year then ended under pooling and servicing agreements (substantially similar to this Agreement, including this Agreement), that such examination was conducted substantially in compliance with the audit guide for audits of non-supervised mortgagees approved by the Department of Housing and Urban Development for use by independent public accountants (to the extent that the procedures in such audit guide are applicable to the servicing obligations set forth in such agreements) and that such examination has disclosed no items of noncompliance with the provisions of this Agreement which, in the opinion of such firm, are material, except for such items of noncompliance as shall be set forth in such report.

         Section 3.11. Annual Opinion of Counsel. On or before November 30 of each year, beginning November 30, 2002, the Sponsor, at its expense, shall deliver to the Indenture Trustee and the Insurer the applicable Opinion of Counsel specified in Exhibit B hereto.

         Section 3.12. Access to Certain Documentation and Information Regarding the Mortgage Loans.

         (a) Servicer shall provide to the Indenture Trustee, the Insurer, any Noteholders or Class S Certificateholders that are federally insured savings and loan associations, the Office of Thrift Supervision, successor to the Federal Home Loan Bank Board, the FDIC and the supervisory agents and examiners of the Office of Thrift Supervision access to the documentation regarding the Mortgage Loans required by applicable regulations of the Office of Thrift Supervision and the FDIC (acting as operator of the SAIF or the BIF), such access being afforded without charge but only upon reasonable request and during normal business hours at the offices of the Servicer. Nothing in this Section 3.12 shall derogate from the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of the Servicer to provide access as provided in this Section 3.12 as a result of such obligation shall not constitute a breach of this Section 3.12.

         (b) The Servicer shall supply information in such form as the Indenture Trustee shall reasonably request to the Indenture Trustee and the Note Paying Agent, on or before the start of the Determination Date preceding the related Payment Date, as is required in the Indenture Trustee's reasonable judgment to enable the Note Paying Agent or the Indenture Trustee, as the case may be, to make required distributions and to furnish the required reports to the Noteholders and the Class S Certificateholders and to make any claim under the Policy.

         Section 3.13. Maintenance of Certain Servicing Insurance Policies. The Servicer shall maintain, at its own expense, a blanket fidelity bond (the "Fidelity Bond") and an errors and omissions insurance policy, with broad coverage with financially responsible companies on all officers, employees, or other persons acting in any capacity with regard to the Mortgage Loans to handle funds, money, documents and papers relating to the Mortgage Loans. The Fidelity Bond and errors and omissions insurance policy shall be in the form of the Mortgage Banker's Blanket Bond and shall protect and insure the Servicer against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such persons. Such Fidelity Bond shall also protect and insure the Servicer against losses in connection with the failure to maintain any insurance policies required pursuant to this Agreement and the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 3.13 requiring the Fidelity Bond and errors and omissions insurance policy shall diminish or relieve the Servicer from its duties and obligations as set forth in this Agreement. The minimum coverage under any such bond and insurance policy shall be at least equal to the corresponding amounts required by the Federal Home Loan Mortgage Corporation in the Federal Home Loan Mortgage Corporation's Seller/Servicer's Guide. Upon request of the Indenture Trustee or the Insurer, the Servicer shall cause to be delivered to the Indenture Trustee or the Insurer a certified true copy of the Fidelity Bond and errors and omissions insurance policy and a statement from the surety and the insurer that such Fidelity Bond and errors and omissions insurance policy shall in no event be terminated or materially modified without thirty days' prior written notice to the Indenture Trustee and the Insurer.

         Section 3.14. Reports to the SEC. GreenPoint Mortgage Funding, Inc., as Manager under the Management Agreement, shall, on behalf of the Trust, cause to be filed with the SEC any periodic reports required to be filed under the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder. Upon the request of the Manager, the Indenture Trustee shall make available to the Manager and the Sponsor a copy of the statement to the Certificateholder for each Distribution Date to be filed with the SEC by the Manager as a Form 8-K Current Report of the Trust. The Indenture Trustee and the Sponsor shall cooperate with the Manager in the preparation of any such periodic reports and shall provide to the Manager in a timely manner all such information or documentation as the Manager may reasonably request in connection with the performance of its duties and obligations under this Section.

         Section 3.15. Tax Returns. In accordance with Section 2.09 hereof, the Servicer shall prepare and file any Federal, State or local income and franchise tax return for the Trust as well as any other applicable return and apply for a taxpayer identification number on behalf of the Trust as provided in Article V of the Trust Agreement, including, without limitation, forms 1099 and 1065. The Sponsor shall treat the Mortgage Loans as its property for all Federal, State or local tax purposes and shall report all income earned thereon (including amounts payable as fees to the Servicer) as its income for income tax purposes. In the event the Trust shall be required pursuant to an audit or administrative proceeding or change in applicable regulations to file Federal, State or local tax returns, the Servicer shall prepare and file or shall cause to be prepared and filed any tax returns required to be filed by the Trust; the Indenture Trustee shall promptly sign such returns and deliver such returns after signature to the Servicer and such returns shall be filed by the Servicer. The Indenture Trustee shall also prepare or shall cause to be prepared all tax information required by law to be distributed to Noteholders. In no event shall the Indenture Trustee or the Servicer be liable for any liabilities, costs or expenses of the Trust, the Noteholders, the Residual Certificateholders or the Note Owners arising under any tax law, including, without limitation, Federal, state or local income and franchise or excise taxes or any other tax imposed on or measured by income (or any interest or penalty with respect thereto or arising from a failure to comply therewith).

         Section 3.16. Information Required by the Internal Revenue Service Generally and Reports of Foreclosures and Abandonments of Mortgaged Property. The Servicer shall prepare and deliver all federal and state information reports when and as required by all applicable state and federal income tax laws. In particular, with respect to the requirement under Section 6050J of the Code to the effect that the Servicer shall make reports of foreclosures and abandonments of any mortgaged property for each year beginning in 2001, the Servicer shall file reports relating to each instance occurring during the previous calendar year in which the Servicer (i) on behalf of the Indenture Trustee acquires an interest in any Mortgaged Property through foreclosure or other comparable conversion in full or partial satisfaction of a Mortgage Loan, or (ii) knows or has reason to know that any Mortgaged Property has been abandoned. The reports from the Servicer shall be in form and substance sufficient to meet the reporting requirements imposed by Section 6050J.

         Section 3.17. Reporting Requirements. For each Mortgage Loan, the Servicer will accurately and fully report its borrower credit files to each of Equifax Credit Information Services, Inc., TransUnion, LLC and Experion Information Solution, Inc. (or their successors) in a timely manner on a monthly basis.

         Section 3.18. Matters Relating to MERS Loans.

         (a) The Servicer further is authorized and empowered by the Indenture Trustee and the Insurer, on behalf of the Noteholders, the Insurer and the Indenture Trustee, in its own name or in the name of the subservicer, when the Servicer believes it appropriate in its best judgment to register any Mortgage Loan on the MERS(R) System, or cause the removal from the registration of any Mortgage Loan on the MERS(R) System, to execute and deliver, on behalf of the Indenture Trustee, the Insurer and the Noteholders or any of them, any and all instruments of assignment and other comparable instruments with respect to such assignment or re-recording of a Mortgage in the name of MERS, solely as nominee for the Indenture Trustee and its successors and assigns.

         (b) In connection with the sale and assignment of any MERS Mortgage Loan by the Sponsor to the Issuer, the Sponsor agrees that it will cause, at the Trustee's expense, the MERS(R) System to indicate that such Mortgage Loans have been assigned by the Sponsor to the Indenture Trustee in accordance with the Indenture for the benefit of the Issuer Secured Parties by including (or deleting, in the case of Mortgage Loans which are repurchased in accordance with this Agreement) in such computer files the information required by the MERS(R) System to identify the series of the Notes issued in connection with such Mortgage Loans. The Sponsor further agrees that it will not, and will not permit the Seller or the Servicer to, and the Seller and the Servicer agree that they will not, alter the information referenced in this paragraph with respect to any Mortgage Loan during the term of this Agreement unless and until such Mortgage Loan is repurchased in accordance with the terms of this Agreement. If at any time pursuant to Section 2.03, 2.05 or 2.07 the Sponsor repurchases a Mortgage Loan that is a MERS Mortgage Loan, the Servicer shall either (i) cause MERS to execute and deliver an assignment of the Mortgage in recordable form to transfer the Mortgage from MERS to the Sponsor and shall cause such Mortgage to be removed from registration on the MERS(R) System in accordance with MERS' rules and regulations or (ii) cause MERS to designate on the MERS(R) System the Sponsor (or any party indicated by the Sponsor) as the beneficial holder of such Mortgage Loan.

         (c) In connection with the termination or resignation of the Servicer hereunder, either (i) the successor Servicer, including the Indenture Trustee if the Indenture Trustee is acting as successor Servicer, shall represent and warrant that it is a member of MERS in good standing and shall agree to comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Mortgage Loans that are registered with MERS, or (ii) the predecessor Servicer shall cooperate with the successor Servicer either (x) in causing MERS to execute and deliver an assignment of Mortgage in recordable form to transfer the Mortgage from MERS to the Indenture Trustee and to execute and deliver such other notices, documents and other instruments as may be necessary or desirable to effect a transfer of such Mortgage Loan or servicing of such Mortgage Loan on the MERS(R) System to the successor Servicer or (y) in causing MERS to designate on the MERS(R) System the successor Servicer as the servicer of such Mortgage Loan.

                                   ARTICLE IV

                              SERVICING CERTIFICATE

         Section 4.01. Servicing Certificate. Not later than seven (7) Business Days prior to the Payment Date, the Servicer shall deliver to the Indenture Trustee, a Servicing Certificate (in written form or the form of computer readable media or such other form as may be agreed to by the Indenture Trustee and the Servicer), together with an Officer's Certificate to the effect that such Servicing Certificate is true and correct in all material respects, stating the related Collection Period, Payment Date, the series number of the Notes, the date of this Agreement, and:

                  (i) the aggregate amount of collections received on the Mortgage Loans on or prior to the Determination Date in respect of such Collection Period;

                  (ii) the aggregate amount of (a) Interest Collections and (b) Principal Collections for such Collection Period;

                  (iii) the Principal Collections for such Payment Date, separately stating the components thereof;

                  (iv) any accrued and unpaid Servicing Fees for previous Collection Periods and the Servicing Fee for such Collection Period;

                  (v) the related Pool Balance for each Pool as of the end of the preceding Collection Period and as of the end of the second preceding Collection Period;

                  (vi) the aggregate amount of Additional Balances created during the previous Collection Period;

                  (vii) by Pool and in the aggregate, the number and aggregate Principal Balances of Mortgage Loans (A) as to which the Minimum Monthly Payment is delinquent for 30-59 days, 60-89 days, 90-119 days, 120-149 days, 150-179 days and 180 or more days respectively and (B) that have become REO, in each case as of the end of the preceding Collection Period; (C) as to which foreclosure proceedings have been commenced, and (D) in bankruptcy and delinquent as of the close of business on the last day of the calendar month preceding such Distribution Date;

                  (viii) the amount to be paid to the Servicer pursuant to
         Section 8.7(c)(xi) of the Indenture;

                  (ix) the number and Principal Balances of any Mortgage Loans removed to the Sponsor pursuant to Section 2.07;

In addition, on the Servicing Certificates delivered in December 2001, January 2002 and February 2002, the Servicer shall also indicate (i) the amount on deposit in the Pre-Funding Account as of such Payment Date and (ii) the aggregate of the Principal Balances of any Subsequent Mortgage Loans purchased during the related Collection Period.

         The Indenture Trustee shall conclusively rely upon the information contained in a Servicing Certificate for purposes of making distributions pursuant to Section 8.7 of the Indenture, shall have no duty to inquire into such information and shall have no liability in so relying. The format and content of the Servicing Certificate may be modified by the mutual agreement of the Servicer, the Indenture Trustee and the Insurer. The Servicer shall give notice of any such change to the Rating Agencies.

         Section 4.02. Reserved.

         Section 4.03. Reserved.

         Section 4.04. Loan Data Remittance Report. On the seventh Business Day before each Payment Date (the "Loan Data Remittance Date") by noon Eastern Standard time, the Servicer shall furnish a report (the "Loan Data Remittance Report") in the form attached as Exhibit F to this Agreement to the Insurer and the Indenture Trustee by electronic medium as agreed to by the Servicer, the Indenture Trustee and the Insurer.

         Section 4.05. Reserve Fund.

         (a) Amounts on deposit in the Reserve Fund will, at the direction of the Servicer, be invested in Eligible Investments maturing no later than the day before the next Payment Date or on such Payment Date if approved by the Rating Agencies and the Insurer.

         All income and gain realized from any investment of funds in the Reserve Fund shall be considered part of the Reserve Fund until released pursuant to the Indenture. Following that point all earnings shall go to the Sponsor. The Sponsor will report for Federal, state and local income tax purposes the income, if any, represented by the Reserve Fund.

         (b) Following the termination of the Trust pursuant to Section 7.01 hereof, the Indenture Trustee shall withdraw all amounts then on deposit in the Reserve Fund pursuant to the Indenture.

                                   ARTICLE V

                          THE SERVICER AND THE SPONSOR

         Section 5.01. Liability of the Servicer and the Sponsor. The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Servicer herein. The Sponsor shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Sponsor.

         Section 5.02. Merger or Consolidation of, or Assumption of the Obligations of, the Servicer or the Sponsor. Any corporation into which the Servicer or the Sponsor may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Servicer or the Sponsor shall be a party, or any corporation succeeding to the business of the Servicer or the Sponsor, shall be the successor of the Servicer or the Sponsor, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

         Section 5.03. Limitation on Liability of the Servicer and Others. Neither the Servicer nor any of the directors or officers or employees or agents of the Servicer shall be under any liability to the Trust or the Noteholders or Residual Certificateholders for any action taken or for refraining from the taking of any action by the Servicer in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any such Person against any breach of representations and warranties made herein, or against any specific liability imposed on the Servicer for a breach of its servicing under this Agreement or against liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties of the Servicer or by reason of reckless disregard of obligations and duties of the Servicer hereunder. The Servicer and any director or officer or employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Servicer and any director or officer or employee or agent of the Servicer shall be indemnified by the Trust and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Notes, other than any loss, liability or expense related to any specific Mortgage Loan (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of its willful misfeasance, bad faith or negligence, breach of representations and warranties made herein, or against any specific liability imposed on the Servicer for a breach of its servicing under this Agreement or against in the performance of duties hereunder or by reason of its reckless disregard of obligations and duties hereunder. The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to duties to service the Mortgage Loans in accordance with this Agreement, and which in its opinion may involve it in any expense or liability; provided, however, that the Servicer may in its sole discretion undertake any such action which it may deem necessary or desirable in respect of this Agreement, and the rights and duties of the parties hereto and the interests of the Noteholders, the Class S Certificateholders and Residual Certificateholders hereunder. In such event, the reasonable legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust and the Servicer shall only be entitled to be reimbursed therefor pursuant to Section 8.7(d)(xii) of the Indenture. The Servicer's right to indemnity or reimbursement pursuant to this Section 5.03 shall survive any resignation or termination of the Servicer pursuant to Section 5.04 or 6.01 with respect to any losses, expenses, costs or liabilities arising prior to such resignation or termination (or arising from events that occurred prior to such resignation or termination).

         Section 5.04. Servicer Not to Resign. Subject to the provisions of
Section 5.02, the Servicer shall not resign from the obligations and duties hereby imposed on it except (i) upon determination that the performance of its obligations or duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it or its subsidiaries or Affiliates, the other activities of the Servicer so causing such a conflict being of a type and nature carried on by the Servicer or its subsidiaries or Affiliates at the date of this Agreement or (ii) upon satisfaction of the following conditions: (a) the Servicer has proposed a successor servicer to the Indenture Trustee and the Insurer in writing and such proposed successor servicer is reasonably acceptable to the Indenture Trustee; (b) each Rating Agency shall have delivered a letter to the Indenture Trustee and the Insurer prior to the appointment of the successor servicer stating that the proposed appointment of such successor servicer as Servicer hereunder will not result in the qualification, reduction or withdrawal of the then current rating of the Notes without regard to the Policy; and (c) such proposed successor servicer is reasonably acceptable to the Insurer, as evidenced by a letter from each to the Indenture Trustee; provided, however, that no such resignation by the Servicer shall become effective until the Indenture Trustee or successor servicer designated by the Servicer as provided above shall have assumed the Servicer's responsibilities and obligations hereunder or the Indenture Trustee shall have designated a successor servicer in accordance with Section 6.02. Any such resignation shall not relieve the Servicer of responsibility for any of the obligations specified in Sections
6.01 and 6.02 as obligations that survive the resignation or termination of the Servicer. Any such determination permitting the resignation of the Servicer pursuant to clause (i) above shall be evidenced by an Opinion of Counsel to such effect delivered to the Indenture Trustee and the Insurer. The Servicer shall have no claim (whether by subrogation or otherwise) or other action against any Noteholder, Class S Certificateholder or Residual Certificateholder for any amounts paid by the Servicer pursuant to any provision of this Agreement.

         Section 5.05. Delegation of Duties. In the ordinary course of business, the Servicer at any time may delegate any of its duties hereunder to any Person, including any of its Affiliates, or any subservicer referred to in Section 3.01, who agrees to conduct such duties in accordance with standards comparable to those with which the Servicer complies pursuant to Section 3.01. Such delegation shall not relieve the Servicer of its liabilities and responsibilities with respect to such duties and shall not constitute a resignation within the meaning of Section 5.04. The Servicer's delegation of any of its duties hereunder to any subservicer shall be subject to the prior approval of the Insurer. The Servicer shall terminate its delegation of any of its duties hereunder to any subservicer at the Insurer's reasonable request.

         Section 5.06. Indemnification of the Trust by the Servicer. The Servicer shall indemnify and hold harmless the Trust, the Owner Trustee and the Indenture Trustee from and against any loss, liability, expense, damage or injury suffered or sustained by reason of the Servicer's activities or omissions in servicing or administering the Mortgage Loans that are not in accordance with this Agreement or breach of representations and warranties made herein, including, but not limited to, any judgment, award, settlement, reasonable attorneys' fees and expenses and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim. Any such indemnification, including any amounts the Issuer shall cause the Servicer to pay pursuant to Section 6.7 of the Indenture, shall not be payable from the assets of the Trust. The provisions of this indemnity shall run directly to and be enforceable by an injured party subject to the limitations hereof. The provisions of this Section 5.06 shall survive termination of this Agreement.

         Section 5.07. Indemnification of the Trust by the Sponsor. Notwithstanding anything to the contrary contained herein, the Sponsor (i) agrees to be liable directly to the injured party for the entire amount of any losses, claims, damages, liabilities and expenses of the Trust (other than those attributable to a Noteholder as a result of defaults on the Mortgage Loans) to the extent that the Sponsor would be liable if the Trust were a partnership under the Delaware Revised Uniform Limited Partnership Act in which the Sponsor was a general partner and (ii) shall indemnify and hold harmless the Trust, the Owner Trustee and the Indenture Trustee from and against any loss, liability, expense, damage, claim or injury (other than those attributable to a Noteholder as a result of defaults on the Mortgage Loans) arising out of or based on this Agreement by reason of any acts, omissions, or alleged acts or omissions arising out of activities of the Trust, the Owner Trustee or the Indenture Trustee, or the actions of the Servicer, including, but not limited to, amounts payable to the Servicer pursuant to Section 5.03, any judgment, award, settlement, reasonable attorneys' fees and expenses and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim; provided that the Sponsor shall not indemnify the Owner Trustee or the Indenture Trustee (but shall indemnify any other injured party) if such loss, liability, expense, damage or injury is due to the Owner Trustee's or the Indenture Trustee's willful malfeasance, bad faith or negligence, breach of representations and warranties made herein, or against any specific liability imposed on the Owner Trustee or Indenture Trustee for a breach of its obligations hereunder. The provisions of this indemnity shall run directly to and be enforceable by an injured party subject to the limitations hereof.

         Section 5.08. Limitation on Liability of the Sponsor. None of the directors or officers or employees or agents of the Sponsor shall be under any liability to the Trust, the Owner Trustee or the Indenture Trustee, the Noteholders, the Class S Certificateholders or the Residual Certificateholders, it being expressly understood that all such liability is expressly waived and released as a condition of, and as consideration for, the execution of this Agreement and the issuance of the Notes; provided, however, that this provision shall not protect any such Person against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith, negligence or breach of representations and warranties made herein, or against any specific liability imposed on such Person in the performance of the duties hereunder. Except as provided in Section 5.07, the Sponsor shall not be under any liability to the Trust, the Owner Trustee or the Indenture Trustee or the Noteholders or the Class S Certificateholders or the Residual Certificateholders for any action taken or for refraining from the taking of any action in its capacity as Sponsor pursuant to this Agreement whether arising from express or implied duties under this Agreement; provided, however, that this provision shall not protect the Sponsor against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties hereunder. The Sponsor and any director or officer or employee or agent of the Sponsor may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.

                                   ARTICLE VI

                              SERVICING TERMINATION

         Section 6.01. Events of Servicing Termination. If any one of the following events ("Events of Servicing Termination") shall occur and be continuing:

                  (i) Any failure by the Servicer to deposit in the Collection Account any deposit required to be made under the terms of this Agreement which continues unremedied for a period of one Business Day after the date upon which written notice of such failure shall have been given to the Servicer by the Indenture Trustee or to the Servicer and the Indenture Trustee by the Insurer or Holders of Notes evidencing more than 25% of the Principal Balance of the Notes instruct otherwise; or

                  (ii) Failure on the part of the Servicer or the Sponsor duly to observe or perform any covenants or agreements of the Servicer or Sponsor set forth in the Notes or in this Agreement, which failure continues unremedied for a period of 15 days after the date on which written notice of such failure, requiring the same to be remedied, and stating that such notice is a "Notice of Default" hereunder, shall have been given to the Servicer by the Indenture Trustee or to the Servicer and the Indenture Trustee by the Insurer or the Holders of Notes evidencing more than 25% of the Principal Balance of the Notes; provided, that a failure on the part of the Sponsor to perform its obligations under Section 2.03 or 2.05 hereof shall not be subject to the 15 day cure period;

                  (iii) The entry against the Servicer of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any insolvency, conservatorship, receivership, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days;

                  (iv) The consent by the Servicer to the appointment of a trustee, conservator, receiver or liquidator in any insolvency, conservatorship, receivership, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to substantially all of its property; or the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations;

                  (v) The entry against the Sponsor of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any insolvency, conservatorship, receivership, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days;

                  (vi) The consent by the Sponsor to the appointment of a trustee, conservator, receiver or liquidator in any insolvency, conservatorship, receivership, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Sponsor or of or relating to substantially all of its property; or the Sponsor shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations;

                  (vii) Aggregate Realized Losses over any one twelve-month period exceed 1.00% of the sum of (a) the aggregate Initial Pool Balances and (b) the Original Pre-Funded Amount;

                  (viii) The Three Month Rolling Delinquency Rate exceeds 3.25%;

                  (ix) Cumulative Realized Losses over all Pools in the aggregate exceed the following percentage of the sum of (a) the aggregate Initial Pool Balances and (b) the Original Pre-Funded Amount, on any Payment Date as set forth below:

                                                  Cumulative Realized
                     Payment Date                   Loss Percentage
                     ------------                 -------------------
                   1st through 36th                      2.00%
                  37th through 48th                      2.50%
                  49th through 60th                      3.00%
                 61st and thereafter                     3.50%

                  (x) GreenPoint Bank fails to maintain the capital standards established for "well capitalized" institutions under the prompt corrective action regulations issued pursuant to the Federal Deposit Insurance Corporation Improvement Act of 1991, as amended;

                  (xi) GreenPoint Bank, GreenPoint Financial Corp. or its affiliates fail to pay any principal amount of at least $1,000,000 when due, subject to the applicable grace period, if any, specified in the agreement or other instrument relating to such debt and shall continue after the applicable grace period if the effect of such event is to accelerate the maturity and repayment of such debt before the stated maturity thereof;

                  (xii) GreenPoint Bank shall no longer own 100% of the Servicer either directly or indirectly;

                  (xiii) GreenPoint Bank shall sell the servicing platform of the Servicer to a Person not affiliated with the Bank who is not acceptable to the Insurer;

                  (xiv) A subservicer is contracted to service loans in securitizations sponsored by the Sponsor and insured by the Insurer and such subservicer is not acceptable to the Insurer;

                  (xv) Any failure by the Servicer to obtain the prior written consent of the Insurer prior to the merger or consolidation of the Servicer with, or the acquisition of the Servicer by, any entity that is not 100% owned, directly or indirectly, by GreenPoint Financial Corp.

                  (xvi) Any governmental authority, including the Federal Deposit Insurance Corporation or any other governmental authority with regulatory powers over the GreenPoint Bank, GreenPoint Financial Corp. or its affiliates, shall take any mandatory or discretionary supervisory action against the GreenPoint Bank, GreenPoint Financial Corp. or its affiliates including, without limitation, by cease and desist order, memorandum or understanding, capital directive or directive to take prompt corrective action, which action, in the reasonable opinion of the Insurer, would have a material adverse impact on (A) the business, operations or financial condition of the GreenPoint Bank or the Servicer or (B) the ability of GreenPoint Bank or the Servicer to perform its obligations under any transaction document to which it is a party; or

                  (xvii) GreenPoint Bank's credit ratings fall below investment grade by Moody's or S&P;

then, and in each and every such case, so long as an Event of Servicing Termination shall not have been remedied by the Servicer, either the Indenture Trustee, the Insurer or the Holders of Notes evidencing more than 50% of the Outstanding Amount of the Notes, in each case with the consent of the Insurer, by notice then given in writing to the Servicer (and to the Indenture Trustee if given by the Insurer or the Holders of Notes) may terminate all of the rights and obligations of the Servicer as servicer under this Agreement. Any such notice to the Servicer shall also be given to each Rating Agency and the Insurer. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Notes or the Mortgage Loans or otherwise, shall pass to and be vested in the Indenture Trustee pursuant to and under this Section 6.01; and, without limitation, the Indenture Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of each Mortgage Loan and related documents, or otherwise. The Servicer agrees to cooperate with the Indenture Trustee in effecting the termination of the responsibilities and rights of the Servicer hereunder, including, without limitation, the transfer to the Indenture Trustee for the administration by it of all cash amounts that shall at the time be held by the Servicer to be deposited by it in the Collection Account, or that have been deposited by the Servicer in the Collection Account or thereafter received by the Servicer with respect to the Mortgage Loans. All reasonable costs and expenses (including attorneys' fees and expenses) incurred in connection with amending this Agreement to reflect such succession as Servicer pursuant to this Section 6.01 shall be paid by the predecessor Servicer (or if the predecessor Servicer is the Indenture Trustee, the initial Servicer) upon presentation of reasonable documentation of such costs and expenses.

         Notwithstanding the foregoing, a delay in or failure of performance under Section 6.01(i) for a period of one Business Day or under Section 6.01(ii) for a period of 15 days, shall not constitute an Event of Servicing Termination if such delay or failure could not be prevented by the exercise of reasonable diligence by the Servicer and such delay or failure was caused by an act of God or the public enemy, acts of declared or undeclared war, public disorder, rebellion or sabotage, epidemics, landslides, lightning, fire, hurricanes, earthquakes or floods. The preceding sentence shall not relieve the Servicer from using its best efforts to perform its respective obligations in a timely manner in accordance with the terms of this Agreement and the Servicer shall provide the Indenture Trustee, the Sponsor, the Insurer and the Noteholders and Residual Certificateholders with an Officer's Certificate giving prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations. The Servicer shall immediately notify the Indenture Trustee and the Insurer in writing of any Events of Servicing Termination.

         Section 6.02. Indenture Trustee to Act; Appointment of Successor.

         (a) On and after the time the Servicer receives a notice of termination pursuant to Section 6.01 or resigns pursuant to Section 5.04, the Indenture Trustee shall be the successor in all respects to the Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof. Notwithstanding the above, if the Indenture Trustee becomes the Servicer hereunder, it shall have no responsibility or obligation (i) of repurchase or substitution with respect to any Mortgage Loan, (ii) with respect to any representation or warranty of the Servicer, and (iii) for any act or omission of either a predecessor or successor Servicer other than the Indenture Trustee. As compensation therefor, the Indenture Trustee shall be entitled to such compensation as the Servicer would have been entitled to hereunder if no such notice of termination had been given. In addition, the Indenture Trustee will be entitled to compensation with respect to its expenses in connection with conversion of certain information, documents and record keeping, as provided in Sections 6.7 and 6.8 of the Indenture. Notwithstanding the above, (i) if the

Indenture Trustee is unwilling to act as successor Servicer, or (ii) if the Insurer is unwilling to have the Indenture Trustee act as successor Servicer or
(iii) if the Indenture Trustee is legally unable so to act, the Indenture Trustee may with the consent of the Insurer (in the situation described in clauses (i) or (ii)) or shall (in the situation described in clause (iii)) appoint or petition a court of competent jurisdiction to appoint, any established housing and home finance institution, bank or other mortgage loan or home equity loan servicer with all licenses and permits required to perform its obligations under this Agreement and having a net worth of not less than $15,000,000 as the successor to the Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder; provided that any such successor Servicer shall be acceptable to the Insurer, as evidenced by its prior written consent, which consent shall not be unreasonably withheld; and provided, further, that the appointment of any such successor Servicer will not result in the qualification, reduction or withdrawal of the ratings assigned to the Notes by the Rating Agencies without regard to the Policy. Pending appointment of a successor to the Servicer hereunder, unless the Indenture Trustee is prohibited by law from so acting, the Indenture Trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the successor shall be entitled to receive compensation out of payments on Mortgage Loans in an amount equal to the compensation which the Servicer would otherwise have received pursuant to
Section 3.08 (or such lesser compensation as the Indenture Trustee and such successor shall agree). The Indenture Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

         (b) Any successor, including the Indenture Trustee, to the Servicer as servicer shall during the term of its service as servicer (i) continue to service and administer the Mortgage Loans for the benefit of the Noteholders, the Class S Certificateholders and Residual Certificateholders and the Insurer and (ii) maintain in force a policy or policies of insurance covering errors and omissions in the performance of its obligations as Servicer hereunder and a fidelity bond in respect of its officers, employees and agents to the same extent as the Servicer is so required pursuant to Section 3.13. The appointment of a successor Servicer shall not affect any liability of the predecessor Servicer which may have arisen under this Agreement prior to its termination as Servicer (including, without limitation, any deductible under an Insurance Policy pursuant to Section 3.04), nor shall any successor Servicer be liable for any acts or omissions of the predecessor Servicer or for any breach by such Servicer of any of its representations or warranties contained herein.

         Section 6.03. Notification to Noteholders and Residual Certificateholders. Upon any termination or appointment of a successor to the Servicer pursuant to this Article VI or Section 5.04, the Indenture Trustee shall give prompt written notice thereof to the Noteholders, the Class S Certificateholders and the Residual Certificateholders (at their respective addresses appearing in the Note Register and in the Residual Certificate Register), the Insurer and each Rating Agency.

                                  ARTICLE VII

                                   TERMINATION

         Section 7.01. Termination.

         (a) The respective obligations and responsibilities of the Servicer, the Sponsor and the Indenture Trustee created hereby (other than the obligation of the Indenture Trustee to make certain payments to Noteholders and the Class S Certificateholders after the final Payment Date and the obligation of the Servicer to send certain notices as hereinafter set forth) shall terminate upon the last action required to be taken by the Indenture Trustee on the final Payment Date pursuant to this Article VII following the later of (A) the Payment Date following payment in full of all amounts owing to the Insurer under the Insurance Agreement and (B) the earliest of (i) the transfer, under the conditions specified in Section 7.01(b), to the Sponsor of the Noteholders' or Class S Certificateholders' interest in each Mortgage Loan and all property acquired in respect of any Mortgage Loans remaining in each of Pool I, Pool II and Pool III, (ii) the day following the Payment Date on which the distribution made to Noteholders has reduced the Class A-1 Note Principal Balance, the Class A-2 Note Principal Balance and the Class A-3 Note Principal Balance to zero and the amount due and owing to the Class S Certificateholders is zero and no other amounts are owed to the Noteholders or the Class S Certificateholders hereunder, and no other amounts are owed to the Insurer pursuant to the Insurance Agreement and Section 8.7 of the Indenture, (iii) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (including, without limitation, the disposition of the Mortgage Loans pursuant to Section 5.4 of the Indenture) or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (iv) the Payment Date in November 2027; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the date of death of the last surviving descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof. Upon termination in accordance with clause (a)(B)(i) of this Section 7.01, the Indenture Trustee shall execute such documents and instruments of transfer presented by the Sponsor, in each case without recourse, representation or warranty, and take such other actions as the Sponsor may reasonably request to effect the transfer of the Mortgage Loans to the Sponsor.

         (b) (i) Subject to Section 7.01(d), the Sponsor shall have the right to effect the transfer to the Sponsor of each Pool I Mortgage Loan on any Payment Date on or after the Payment Date immediately prior to which the Class A-1 Note Principal Balance is less than or equal to ten percent (10%) of the Original Class A-1 Note Principal Balance. If the Sponsor elects to exercise its right it will notify the Issuer, the Servicer, the Indenture Trustee and the Insurer no later than thirty-five (35) days prior to the Payment Date on which the transfer is to take place. The Indenture Trustee will make the transfer on such Payment Date subject to Section 7.01(d) and provided that the Redemption Price for the Class A-1 Notes has been deposited with it not less than five (5) Business Days prior to such Payment Date.

                  (ii) Subject to Section 7.01(d), the Sponsor shall have the right to effect the transfer to the Sponsor of each Pool II Mortgage Loan on any Payment Date on or after the Payment Date immediately prior to which the Class A-2 Note Principal Balance is less than or equal to ten percent (10%) of the Original Class A-2 Note Principal Balance. If the Sponsor elects to exercise its right it will notify the Issuer, the Servicer, the Indenture Trustee and the Insurer no later than thirty-five (35) days prior to the Payment Date on which the transfer is to take place. The Indenture Trustee will make the transfer on such Payment Date subject to Section 7.01(d) and provided that the Redemption Price for the Class A-2 Notes has been deposited with it not less than five (5) Business Days prior to such Payment Date.

                  (iii) Subject to Section 7.01(d), the Sponsor shall have the right to effect the transfer to the Sponsor of each Pool III Mortgage Loan on any Payment Date on or after the Payment Date immediately prior to which the Class A-3 Note Principal Balance is less than or equal to ten percent (10%) of the Original Class A-3 Note Principal Balance. If the Sponsor elects to exercise its right it will notify the Issuer, the Servicer, the Indenture Trustee and the Insurer no later than thirty-five (35) days prior to the Payment Date on which the transfer is to take place. The Indenture Trustee will make the transfer on such Payment Date subject to Section 7.01(d) and provided that the Redemption Price for the Class A-3 Notes has been deposited with it not less than five (5) Business Days prior to such Payment Date.

         (c) The Sponsor, at its expense, shall prepare and deliver to the Indenture Trustee for execution, at the time the related Mortgage Loans are to be released to the Sponsor, appropriate documents assigning each such Mortgage Loan from the Indenture Trustee to the Sponsor and shall promptly record such assignments.

         (d) The Sponsor shall not exercise its right to repurchase the Mortgage Loans in a Pool pursuant to Section 7.01(b) hereof if (a) such repurchase would result in a draw on the Policy, without the consent of the Insurer, which consent shall not be unreasonably withheld, (b) any Reimbursement Amount due to the Insurer would not be fully satisfied pursuant to the repurchase, or (c) the Overcollateralization Amount for the other Pools at such time does not at least equal the Specified Overcollateralization Amount for each such Pool (unless the Insurer waives such requirement).

                                  ARTICLE VIII

                      ADMINISTRATIVE DUTIES OF THE SERVICER

         Section 8.01. Administrative Duties.

         (a) Duties with Respect to the Indenture. The Servicer shall perform all its duties and the duties of the Issuer under the Indenture. In addition, the Servicer shall consult with the Owner Trustee as the Servicer deems appropriate regarding the duties of the Issuer under the Indenture. The Servicer shall monitor the performance of the Issuer and shall advise the Owner Trustee when action is necessary to comply with the Issuer's duties under the Indenture. The Servicer shall prepare for execution by the Issuer or shall cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer to prepare, file or deliver pursuant to the Indenture. In furtherance of the foregoing, the Servicer shall take all necessary action that is the duty of the Issuer to take pursuant to the Indenture.

         (b) Duties with Respect to the Issuer.

                  (i) In addition to the duties of the Servicer set forth in this Agreement or any of the Basic Documents, the Servicer shall perform such calculations and shall prepare for execution by the Issuer or the Owner Trustee or shall cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer or the Owner Trustee to prepare, file or deliver pursuant to this Agreement or any of the Basic Documents or under state and federal tax and securities laws, and at the request of the Owner Trustee shall take all appropriate action that it is the duty of the Issuer to take pursuant to this Agreement or any of the Basic Documents, including, without limitation, pursuant to Sections 2.6 and 2.11 of the Trust Agreement. In accordance with the directions of the Issuer or the Owner Trustee, the Servicer shall administer, perform or supervise the performance of such other activities in connection with the Mortgage Loans (including the Basic Documents) as are not covered by any of the foregoing provisions and as are expressly requested by the Issuer or the Owner Trustee and are reasonably within the capability of the Servicer.

                  (ii) Notwithstanding anything in this Agreement or any of the Basic Documents to the contrary, the Servicer shall be responsible for promptly notifying the Owner Trustee and the Indenture Trustee and the Insurer in the event that any withholding tax is imposed on the Issuer's payments (or allocations of income) to a Residual Certificateholder (as defined in the Trust Agreement) as contemplated by this Agreement. Any such notice shall be in writing and specify the amount of any withholding tax required to be withheld by the Owner Trustee or the Indenture Trustee pursuant to such provision.

                  (iii) Notwithstanding anything in this Agreement or the Basic Documents to the contrary, the Servicer shall be responsible for performance of the duties of the Issuer or the Sponsor set forth in
         Section 5.1(a), (b), (c) and (d) of the Trust Agreement with respect to, among other things, accounting and reports to Residual Certificateholders (as defined in the Trust Agreement).

                  (iv) The Servicer shall perform the duties of the Sponsor specified in Section 11.2 of the Trust Agreement required to be performed in connection with the resignation or removal of the Owner Trustee, and any other duties expressly required to be performed by the Servicer under this Agreement or any of the Basic Documents.

                  (v) In carrying out the foregoing duties or any of its other obligations under this Agreement, the Servicer may enter into transactions with or otherwise deal with any of its Affiliates; provided, however, that the terms of any such transactions or dealings shall be in accordance with any directions received from the Issuer and shall be, in the Servicer's opinion, no less favorable to the Issuer in any material respect.

         (c) Non-Ministerial Matters. With respect to matters that in the reasonable judgment of the Servicer are non-ministerial, the Servicer shall not take any action pursuant to this Article VIII unless within a reasonable time before the taking of such action, the Servicer shall have notified the Owner Trustee and the Insurer of the proposed action and the Owner Trustee and the Insurer shall not have withheld consent or provided an alternative direction. For the purpose of the preceding sentence, "non-ministerial matters" shall include:

                  (A) the amendment of or any supplement to the Indenture;

                  (B) the initiation of any claim or lawsuit by the Issuer and the compromise of any action, claim or lawsuit brought by or against the Issuer (other than in connection with the collection of the Mortgage Loans);

                  (C) the amendment, change or modification of this Agreement or any of the Basic Documents;

                  (D) the appointment of successor Note Registrars, successor Paying Agents and successor Indenture Trustees pursuant to the Indenture or the appointment of successor Servicers or the consent to the assignment by the Note Registrar, Paying Agent or Indenture Trustee of its obligations under the Indenture; and

                  (E) the removal of the Indenture Trustee.

         (d) Exceptions. Notwithstanding anything to the contrary in this Agreement, except as expressly provided herein or in the other Basic Documents, the Servicer, in its capacity hereunder, shall not be obligated to, and shall not, (1) make any payments to the Noteholders, the Class S Certificateholders or the Residual Certificateholders under the Basic Documents, (2) sell the Trust Property pursuant to Section 5.4 of the Indenture, (3) take any other action that the Issuer directs the Servicer not to take on its behalf or (4) in connection with its duties hereunder assume any indemnification obligation of any other Person.

         (e) The Indenture Trustee or any successor Servicer shall not be responsible for any obligations or duties of the Servicer under Section 8.01.

         Section 8.02. Records. The Servicer shall maintain appropriate books of account and records relating to services performed under this Agreement, which books of account and records shall be accessible for inspection by the Issuer, the Insurer and the Indenture Trustee at any time during normal business hours.

         Section 8.03. Additional Information to be Furnished to the Issuer. The Servicer shall furnish to the Issuer and the Indenture Trustee from time to time such additional information regarding the Mortgage Loans as the Issuer and the Indenture Trustee shall reasonably request.

                                   ARTICLE IX

                            MISCELLANEOUS PROVISIONS

         Section 9.01. Amendment. This Agreement may be amended from time to time by agreement among the Sponsor, the Servicer, and the Indenture Trustee, in each case without notice to or the consent of any of the Noteholders, the Class S Certificateholders or Residual Certificateholders, but only with the consent of the Insurer (which consent shall not be unreasonably withheld), (i) to cure any ambiguity, (ii) to correct any defective provisions or to correct or supplement any provisions herein that may be inconsistent with any other provisions herein, (iii) to add to the duties of the Sponsor or the Servicer,
(iv) to add any other provisions with respect to matters or questions arising under this Agreement or the Policy, as the case may be, which shall not be inconsistent with the provisions of this Agreement, (v) to add or amend any provisions of this Agreement as required by any Rating Agency or any other nationally recognized statistical rating organization in order to maintain or improve any rating of the Notes (it being understood that, after obtaining the ratings in effect on the Closing Date, neither the Indenture Trustee, the Sponsor nor the Servicer is obligated to obtain, maintain or improve any such rating) or (vi) to comply with any requirement imposed by the Code; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, materially and adversely affect the interests of any Noteholder, any Residual Certificateholder, any Class S Certificateholder, or the Insurer; and provided, further, that the amendment shall be deemed not to adversely affect in any material respect the interests of the Noteholders, the Class S Certificateholders and the Residual Certificateholders and no opinion referred to in the preceding proviso shall be required to be delivered if the Person requesting the amendment obtains a letter from each Rating Agency stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Notes without regard to the Policy.

         This Agreement also may be amended from time to time by agreement among the Servicer, the Sponsor and the Indenture Trustee, with the consent of the Insurer and the Holders of the Notes evidencing more than 50% of the Outstanding Amount of the Notes and the Holders of the Residual Certificates evidencing more than 50% of the percentage interest in the Residual Certificates (which consent of such Holders of Notes and Residual Certificates given pursuant to this
Section 9.01 or pursuant to any other provision of this Agreement shall be conclusive and binding on such Holder and all future Holders of such securities and of any security issued upon the transfer thereof or in exchange thereof or in lieu thereof whether or not notation of such consent is made upon the security) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders, the Residual Certificateholders or the Class S Certificateholders; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments on the Notes or distributions or payments under the Policy which are required to be made on any Note without the consent of the Holder of such Note or (ii) reduce the aforesaid percentage required to consent to any such amendment, without the consent of the Holders of all then outstanding Notes and Residual Certificates or (iii) adversely affect in any material respect the interests of the Insurer.

         Following the execution and delivery of any such amendment hereto or to the Policy, either the Sponsor, if the Sponsor requested the amendment, or the Servicer, if the Servicer requested the amendment, shall reimburse the Insurer for the reasonable out-of-pocket costs and expenses incurred by each in connection with such amendment.

         Prior to the execution of any such amendment, the party hereto requesting any such amendment shall furnish written notification of the substance of such amendment to each Rating Agency. In addition, promptly after the execution of any such amendment made with the consent of the Noteholders or the Residual Certificateholders, the Indenture Trustee shall furnish written notification of the substance of such amendment to each Noteholder and Residual Certificateholder and fully executed original counterparts of the instruments effecting such amendment to the Insurer.

         It shall not be necessary for the consent of Noteholders or Residual Certificateholders under this Section 9.01 to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Noteholders and Residual Certificateholders shall be subject to such reasonable requirements as the Indenture Trustee may prescribe.

         In executing any amendment permitted by this Section 9.01, the Indenture Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that such amendment is authorized or permitted hereby and that all conditions precedent to the execution and delivery of such amendment have been satisfied. The Indenture Trustee may, but shall not be obligated to, enter into any such amendment which affects the Indenture Trustee's own rights, duties or immunities under this Agreement or otherwise.

         Section 9.02. Recordation of Agreement. This Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Servicer, but only upon direction of Noteholders accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of Noteholders. The Noteholders requesting such recordation shall bear all costs and expenses of such recordation. The Indenture Trustee shall have no obligation to ascertain whether such recordation so affects the interests of the Noteholders.

         For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

         Section 9.03. Limitation on Rights of Noteholders and Class S Certificateholders. No Noteholder or Class S Certificateholder shall have any right to vote (except as provided in Sections 6.01, 7.01, and 9.01 herein and Section 5.4 of the Indenture) or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Notes or the Class S Certificates, be construed so as to constitute the Noteholders or Class S Certificateholders from time to time as partners or members of an association; nor shall any Noteholder or Class S Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

         No Noteholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Indenture Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Notes evidencing more than 50% of the Outstanding Amount of the Notes shall have made written request upon the Indenture Trustee to institute such action, suit or proceeding in its own name as Indenture Trustee hereunder and shall have offered to the Indenture Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Indenture Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Noteholder with every other Noteholder and the Indenture Trustee, that no one or more Holders of Notes shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Notes, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Noteholders. For the protection and enforcement of the provisions of this Section 9.03, each and every Noteholder and the Indenture Trustee shall be entitled to such relief as can be given either at law or in equity.

         By accepting its Note or Class S Certificate, each Noteholder and Class S Certificateholder, as appropriate, agrees that unless a Insurer Default exists, the Insurer shall have the right to exercise all rights of the Noteholder and the Class S Certificateholder, as appropriate, under this Agreement without any further consent of the Noteholder or the Class S Certificateholder.

         Section 9.04. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         Section 9.05. Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if sent via facsimile (receipt confirmed), personally delivered at or mailed by certified mail, return receipt requested, to (a) in the case of the Sponsor, GreenPoint Mortgage Securities Inc., 100 Wood Hollow Drive, Doorstop #22210, Novato, California 94945, Attention: S.A. Ibrahim, (b) in the case of the Servicer, GreenPoint Mortgage Funding, Inc., 100 Wood Hollow Drive, Doorstop #32210, Novato, California 94945, Attention: Gilbert MacQuarrie, (c) in the case of the Indenture Trustee, at the Corporate Trust Office, (d) in the case of the Insurer, MBIA Insurance Corporation, 113 King Street, Armonk, New York 10504,
Attention: Attention: Insured Portfolio Management--Structured Finance ("IPM-SF") (GreenPoint Home Equity Loan Trust 2001-2) (telecopy number (914) 765-3810), (e) in the case of Moody's, Residential Loan Monitoring Group, 4th Floor, 99 Church Street, New York, New York 10007, and (f) in the case of Standard & Poor's, 55 Water Street, New York, New York 10041, or, as to each party, at such other address as shall be designated by such party in a written notice to each other party. Any notice required or permitted to be mailed to a Noteholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Note Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Noteholder or Residual Certificateholder receives such notice. Any notice or other document required to be delivered or mailed by the Indenture Trustee to any Rating Agency shall be given on a best efforts basis and only as a matter of courtesy and accommodation and the Indenture Trustee shall have no liability for failure to deliver such notice or document to any Rating Agency.

         Section 9.06. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Notes or the rights of the Holders thereof.

         Section 9.07. Assignment. Notwithstanding anything to the contrary contained herein, except as provided in Sections 5.02 and 5.04, this Agreement may not be assigned by the Sponsor or the Servicer without the prior written consent of the Insurer and Holders of the Notes evidencing Percentage Interests aggregating not less than 66%.

         Section 9.08. Third-Party Beneficiaries. This Agreement will inure to the benefit of and be binding upon the parties hereto, the Residual Certificateholders, the Note Owners or the Insurer and their respective successors and permitted assigns. Except as otherwise provided in this Agreement, no other Person will have any right or obligation hereunder.

         Section 9.09. Counterparts. This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

         Section 9.10. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

         Section 9.11. Insurance Agreement. The Indenture Trustee is authorized and directed to execute and deliver the Insurance Agreement and to perform the obligations of the Indenture Trustee thereunder.

         Section 9.12. Nonpetition Covenant. Until one year plus one day shall have elapsed since the termination of the Trust in accordance with Section 7.01, none of the Sponsor, the Company, the Servicer, nor the Indenture Trustee shall petition or otherwise invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Sponsor or the Trust under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, Indenture Trustee, custodian, sequestrator or other similar official of the Sponsor or the Trust or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Sponsor or the Trust.

         IN WITNESS WHEREOF, the Sponsor, the Servicer and the Indenture Trustee have caused this Agreement to be duly executed by their respective officers all as of the day and year first above written.

                                 GREENPOINT MORTGAGE SECURITIES INC.,
                                    as Sponsor


                                 By: /s/ Nathan Hieter
                                    -------------------------------------------
                                    Name:  Nathan Hieter
                                    Title: Vice President


                                 GREENPOINT MORTGAGE FUNDING, INC.,
                                    as Company and Servicer


                                 By: /s/ Robert Bernstein
                                    -------------------------------------------
                                    Name:  Robert Bernstein
                                    Title: Senior Vice President


                                 THE BANK OF NEW YORK, not in its individual
                                    capacity but solely
                                    as Indenture Trustee


                                 By: /s/ Diane Pickett
                                    -------------------------------------------
                                    Name:  Diane Pickett
                                    Title: Vice President


                                 GREENPOINT HOME EQUITY LOAN TRUST
                                    2001-2, as Issuer
                                    By: Wilmington Trust Company, not in its
                                    individual capacity but solely as Owner
                                    Indenture Trustee


                                 By: /s/ W. Chris Sponenberg
                                    -------------------------------------------
                                    Name:  W. Chris Sponenberg
                                    Title: Vice President


                         [Sale and Servicing Agreement]

State of California        )
                           ) ss.:
County of Marin            )

         On the 19th day of November, 2001 before me, a notary public in and for the State of California, personally appeared Nathan Hieter, known to me who, being by me duly sworn, did depose and say that he resides at Novato, Califonia; that he is the Vice President of GreenPoint Mortgage Securities Inc., a Delaware corporation, one of the parties that executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that he signed his name thereto by like order.



                                   /s/ Melissa S. Farley
                                  ---------------------------------------------
                                   Notary Public

[Notarial Seal]

State of New York          )
                           ) ss.:
County of New York         )

         On the 19thday of November, 2001 before me, a notary public in and for the State of New York, personally appeared W. Chris Sponenberg, known to me who, being by me duly sworn, did depose and say that he resides at Wilmington, Delaware; that he is the Vice President of Wilmington Trust Corporation, a Delaware corporation, one of the parties that executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that he signed his name thereto by like order.



                                     /s/ Joseph Palazzo
                                    -------------------------------------------
                                    Notary Public

[Notarial Seal]

State of California        )
                           ) ss.:
County of Marin            )

         On the 19th day of November, 2001 before me, a notary public in and for the State of California, personally appeared Robert Bernstein, known to me who, being by me duly sworn, did depose and say that he resides at Novato, California; that he is the Senior Vice President of GreenPoint Mortgage Funding, Inc., a closely-held California corporation, one of the parties that executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that he signed his name thereto by like order.



                                  /s/ Melissa S. Farley
                                 ----------------------------------------------
                                 Notary Public

[Notarial Seal]

State of New York          )
                           ) ss.:
County of Bronx            )

         On the 19th day of November, 2001 before me, a notary public in and for the State of New York, personally appeared Diane Pickett, known to me who, being by me duly sworn, did depose and say that he resides at _______________, _______________ _____; that he is the Vice President of The Bank of New York, a
_____________, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.



                                /s/ Henry Baez
                               ------------------------------------------------
                               Notary Public

[Notarial Seal]

                                                                      EXHIBIT A

                             MORTGAGE LOAN SCHEDULE



                        [On file with Indenture Trustee]

                                                                      EXHIBIT B


                           FORM OF OPINION OF COUNSEL
                       WITH RESPECT TO SECTION 3.11 OF THE
                          SALE AND SERVICING AGREEMENT

The opinions set forth below may be subject to all the qualifications, assumptions, limitations and exceptions taken or made in the opinions of counsel to the Company delivered on the Closing Date. Unless otherwise indicated, all capitalized terms used herein shall have the meanings ascribed to them in the Sale and Servicing Agreement dated as of November 1, 2001 among GreenPoint Mortgage Funding, Inc. (the "Company" and the "Servicer"), GreenPoint Mortgage Securities Inc. (the "Sponsor") and The Bank of New York, as Indenture Trustee. Terms used but not defined herein shall have the meaning given to such terms in the above-referenced Sale and Servicing Agreement.

         The Indenture Trustee has a valid perfected first priority security interest with respect to the Sponsor's right, title and interest in and to the Mortgage Loans (including all Subsequent Mortgage Loans and all Eligible Substitute Mortgage Loans), subject to the exceptions and qualifications set forth in the Opinion of Counsel attached to the Indenture as Exhibit B.

                                                                    EXHIBIT C-1

                              OFFICER'S CERTIFICATE

                      REQUEST BY THE SERVICER FOR PERMANENT
                  RELEASE OF MORTGAGE LOANS AND MORTGAGE FILES

TO:      The Bank of New York,
           as Indenture Trustee
         5 Penn Plaza, 16th Floor
         New York, New York  10001



Gentlemen:

In connection with the payment in full of the Mortgage Loans held by you as Indenture Trustee, under the Sale and Servicing Agreement dated as of November 1, 2001 among GreenPoint Mortgage Funding, Inc., as Servicer, GreenPoint Mortgage Securities Inc., as Sponsor, and you, as Indenture Trustee, the undersigned requests the release of the Mortgage Loans and the Mortgage Files for the Mortgage Loans identified in the schedule attached to this Request.

The undersigned hereby certifies that (i) the release of Collateral requested will not impair the security under the Indenture, (ii) any and all payments received on the Mortgage Loans identified in the schedule attached to this Request which are required to be deposited in the Collection Account pursuant to
Section 3.02 of such Sale and Servicing Agreement have been so deposited, (iii) the information with respect to such factual matters necessary for us to so certify is in our possession and (iv) I am qualified to make these certifications.

                                        GREENPOINT MORTGAGE FUNDING, INC.,
                                          as Servicer

                                        By:
                                           ------------------------------------
                                            Name:
                                                 ------------------------------
                                            Title:
                                                  -----------------------------
                                            Date:
                                                 ------------------------------
ACKNOWLEDGED BY:

THE BANK OF NEW YORK,
  as Indenture Trustee

By:
   --------------------------------
     Name:
          -------------------------
     Title:
           ------------------------
     Date:
          -------------------------



                                     C-2-1

                                                                    EXHIBIT C-2

                              OFFICER'S CERTIFICATE

                      REQUEST BY THE SERVICER FOR TEMPORARY
                  RELEASE OF MORTGAGE LOANS AND MORTGAGE FILES

TO:      The Bank of New York,
           as Indenture Trustee
         5 Penn Plaza, 16th Floor
         New York, New York  10001



Gentlemen:

In connection with the administration of the Mortgage Loans held by you as Indenture Trustee, under the Sale and Servicing Agreement dated as of November 1, 2001 among GreenPoint Mortgage Funding, Inc., as Servicer, GreenPoint Mortgage Securities Inc., as Sponsor, and you, as Indenture Trustee, the undersigned requests the temporary release of the Mortgage Loans and the related Mortgage Files for the Mortgage Loans identified in the schedule attached to this Request.

                                    GREENPOINT MORTGAGE FUNDING, INC.,
                                        as Servicer


                                    By:
                                       ----------------------------------------
                                        Name:
                                             ----------------------------------
                                        Title:
                                              ---------------------------------
                                        Date:
                                             ----------------------------------
ACKNOWLEDGED BY:

THE BANK OF NEW YORK,
as Indenture Trustee

By:
   -------------------------------------
     Name:
          ------------------------------
     Title:
           -----------------------------
     Date:
          ------------------------------


                                     C-2-1

                                                                      EXHIBIT D

                          FORM OF CREDIT LINE AGREEMENT

                      [On file with Dewey Ballantine LLP.]

                                                                      EXHIBIT E


                            FORM OF MORTGAGE NOTE FOR
                            CLOSED END MORTGAGE LOANS

                      [On file with Dewey Ballantine LLP.]

                                                                      EXHIBIT F



                                                  FORM OF CERTIFICATE:
                                                  LOAN LEVEL REPORTING



DETAIL RECORD FIELDS:                                  File Name:  T0##MMYY.LNS


------------------------- -------- ----------------- --------------------------------------------------------------------------
   Data:                    Field       Format       Definition
T0nnMMYY.LNS                 Nbr
------------------------- -------- ----------------- --------------------------------------------------------------------------
Servicer Loan No.         1        13(X)             Unique loan number assigned to the mortgage by the Seller/Servicer
------------------------- -------- ----------------- --------------------------------------------------------------------------
Blank                              1(x)
------------------------- -------- ----------------- --------------------------------------------------------------------------
Due Date of Last Paid     2        YYYYMMDD          Due Date of last full payment received from the borrower.
Installment  (DDLPI)
------------------------- -------- ----------------- --------------------------------------------------------------------------
Blank                              1(x)
------------------------- -------- ----------------- --------------------------------------------------------------------------
Last Payment Received     3        YYYYMMDD          Receipt Date of the last fully paid monthly installment of principal,
Date (LPRD)                                          interest, and escrow  (if any) that was received from the borrower.
                                                     Note: Dates of partial payments should not be entered here. {Data is when payment was actually received from the borrower) If this information is not available, then populate the field with the default value of 19000101.
------------------------- -------- ----------------- --------------------------------------------------------------------------
Blank                              1(x)
------------------------- -------- ----------------- --------------------------------------------------------------------------
Unpaid Principal          4        13.2              Unpaid Principal balance as of the end of the current period
Balance (UPB) 100%
------------------------- -------- ----------------- --------------------------------------------------------------------------
Blank                              1(x)
------------------------- -------- ----------------- --------------------------------------------------------------------------
Interest Paid             5        13.2              Gross / Coupon Interest payment amount
------------------------- -------- ----------------- --------------------------------------------------------------------------
Blank                              1(x)
------------------------- -------- ----------------- --------------------------------------------------------------------------
Principal Paid            6        13.2              Total principal paid down on the mortgage balance.

                                                      * For approved payment reversals or principal applied incorrectly in a prior cycle the amount of negative principal to bring the mortgage balance in line with the correct UPB reported.
------------------------- -------- ----------------- --------------------------------------------------------------------------
Blank                              1(x)
------------------------- -------- ----------------- --------------------------------------------------------------------------
Draw Amount               7        13.2              Total draws made against the line of credit for the current month
------------------------- -------- ----------------- --------------------------------------------------------------------------
Blank                              1(x)
------------------------- -------- ----------------- --------------------------------------------------------------------------



------------------------- -------- -----------------  --------------------------------------------------------------------------
   Data:                    Field       Format        Definition
T0nnMMYY.LNS                 Nbr
------------------------- -------- -----------------  --------------------------------------------------------------------------
Exception Code            8        2(x)               This field should contain an exception code only when exception activity occurs for that period, otherwise this field should contain a 0.

                                                      DEFAULT VALUE IS 0.

                                                      40 Inactivate loan, deemed the loan non-recoverable

                                                      60 Payoff - mortgage matured

                                                      61 Payoff - mortgage prepaid

                                                      65 Payoff - mortgage repurchased

                                                      69 Payoff - mortgage liquidated

                                                      70 Transfer to REO (status change exception)

                                                      72 Foreclosure (change of status from Active to Foreclosure)

                                                      80 Substituted Loan - Loan is added as a substitute for another loan

                                                      81 Reinstated Loan - Loan was previously delinquent, but the borrower has brought it current.

                                                      90 Loan Modified - This is an exceptional activity code which is reserved for future use. Modifications typically require repurchase from the trust prior to modifying the loan.
------------------------- -------- ----------------- --------------------------------------------------------------------------
Blank                              1(x)
------------------------- -------- ----------------- --------------------------------------------------------------------------
Exception Date            9        YYYYMMDD          Date the exception occurred.  If an exception has not occurred, this field should contain the default value of 19000101.
------------------------- -------- ----------------- --------------------------------------------------------------------------
Blank                              1(x)
------------------------- -------- ----------------- --------------------------------------------------------------------------
Mortgage Note Rate        10       6.3               Rate associated with the borrower's scheduled payment
------------------------- -------- ----------------- --------------------------------------------------------------------------
Blank                              1(x)
------------------------- -------- ----------------- --------------------------------------------------------------------------
Mortgage P&I Amount       11       13.2              Principal and interest portion of the borrowers minimum installment.
                                                     Note:  100% of the principal and interest amount should be entered in this field, including servicing and guarantee fees.
------------------------- -------- ----------------- --------------------------------------------------------------------------
Blank                              1(x)
------------------------- -------- ----------------- --------------------------------------------------------------------------
Realized Losses           12       13.2              Amount of realized losses for that period.  This field will also include any supplemental claims or proceeds for loans liquidated in a previous cycle.
------------------------- -------- ----------------- --------------------------------------------------------------------------
Blank                              1(x)
------------------------- -------- ----------------- --------------------------------------------------------------------------
Cumulative Principal      13       13.2              Total principal payments advanced by the Servicer and not repaid by the
Advances                                             borrower.
                                                     NOT APPLICABLE--DO NOT REPORT
------------------------- -------- ----------------- --------------------------------------------------------------------------
Blank                              1(x)
------------------------- -------- ----------------- --------------------------------------------------------------------------
Interest Advances         14       13.2              Amount of interest payment advanced by the Servicer for that period.
                                                     NOT APPLICABLE--DO NOT REPORT
------------------------- -------- ----------------- --------------------------------------------------------------------------
Blank                              1(x)
------------------------- -------- ----------------- --------------------------------------------------------------------------
Loan Status               15       1(X)              Pertains to activity in the prior reporting cycle.
                                                     0 - Active
                                                     4 - Foreclosure
                                                     5 - REO
                                                     6 - Closed  (PAYOFFS & REPURCHASES)
                                                     9 - Bankruptcy (OVERRIDES Active Status)
                                                     Note: 30,60 & 90 day delinquency status will be derived from the DDLPI field.
------------------------- -------- ----------------- --------------------------------------------------------------------------
Blank                              1(x)
------------------------- -------- ----------------- --------------------------------------------------------------------------
Subservicer No.           16        6                Subservicer ID# - 6 digits
------------------------- -------- ----------------- --------------------------------------------------------------------------
Blank                              1(x)
------------------------- -------- ----------------- --------------------------------------------------------------------------
Actual Loan Balance       17       13.2              Actual loan balance outstanding from the borrower.
------------------------- -------- ----------------- --------------------------------------------------------------------------
Blank                              1(x)
------------------------- -------- ----------------- --------------------------------------------------------------------------



------------------------- -------- -----------------  --------------------------------------------------------------------------
   Data:                    Field       Format        Definition
T0nnMMYY.LNS                 Nbr
------------------------- -------- -----------------  --------------------------------------------------------------------------
Next Interest Rate        18       YYYYMMDD          Applies only to ARM loans and reflects the next pending interest rate
Change Date                                          adjustment date. Default is 19000101.  Since loans adjust monthly, only report the first adjustment date for loans with teaser period.
------------------------- -------- ----------------- --------------------------------------------------------------------------
Blank                              1(x)
------------------------- -------- ----------------- --------------------------------------------------------------------------
Next Interest Payment     19       YYYYMMDD          Applies only to payment capped ARM loans and reflects the next pending
Change Date                                          payment adjustment date. Default is 19000101.
------------------------- -------- ----------------- --------------------------------------------------------------------------
Blank                              1(x)
------------------------- -------- ----------------- --------------------------------------------------------------------------
Index Value at Reset      20       6.3               The index rate used in determining the ARM coupon.
Date                                                 Default value is 0 for an ARM loan if the index is not changing in the current period.  Also populate 0 if the loan is a fixed rate loan.
------------------------- -------- ----------------- --------------------------------------------------------------------------
Blank                              1(x)
------------------------- -------- ----------------- --------------------------------------------------------------------------
Next Mortgage Rate        21       6.3               Should be populated in advance of the rate adjustment.. Default value is
expected at reset date                               0 for an ARM loan if the rate is not changing.  Default value is 0 if the loan is a fixed rate loan.
------------------------- -------- ----------------- --------------------------------------------------------------------------
Blank                              1(x)
------------------------- -------- ----------------- --------------------------------------------------------------------------
Collateral Group No. #    22       2                 This is a collateral grouping number for whole loan directed collateral deals. Default value is 0.  Report the HELOCs and Fixed Rates separately.
------------------------- -------- ----------------- --------------------------------------------------------------------------
Blank                              1(x)
------------------------- -------- ----------------- --------------------------------------------------------------------------
Current Arrearage Paid    23       13.2              The current amount of cashflow applied to the arrearage balance.
                                                     Applies to loans that have been or are currently in default. Default value is 0.
------------------------- -------- ----------------- --------------------------------------------------------------------------
Blank                              1(x)
------------------------- -------- ----------------- --------------------------------------------------------------------------
Outstanding Arrearage     24       13.2              The total amount of outstanding interest accrued under forbearance
Balance                                              period, after current arrearage payment. Default value is 0.
------------------------- -------- ----------------- --------------------------------------------------------------------------
Blank                              1(x)
------------------------- -------- ----------------- --------------------------------------------------------------------------
Loan Number               25       13(X)             Loan number assigned to the mortgage by ___.  Used for disclosure.
------------------------- -------- ----------------- --------------------------------------------------------------------------
Blank                              1(x)
------------------------- -------- ----------------- --------------------------------------------------------------------------
Prepayment Premium        26       13.2              The borrowers penalty payment for prepaying his mortgage.  This amount
Amount                                               is allocated  in aggregate as a directed collateral amount to a specific bond.  Default value is 0.
------------------------- -------- ----------------- --------------------------------------------------------------------------


The Notes:
o File must be a text file (either space or tab delimited).
o Any dates should be in YYYYMMDD format. They should not contain slashes (/) or dashes (-).
o Number fields should NOT include commas.
o Any negative number should be denoted by a "-" in front of the number, do not put the "-" after the number or use parentheses.